Exhibit 10.1

CONFIDENTIAL

Execution Version

LICENSE AGREEMENT

between

Alexion Pharma International Operations Unlimited Company

and

Eidos Therapeutics, Inc.

DATED

September 9, 2019

[***] Certain information in this exhibit has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

CONFIDENTIAL

Execution Version

TABLE OF CONTENTS

Page

Article 1 DEFINITIONS		1

Article 2 LICENSE		14

2.1	License Grants to Alexion	14
2.2	Right to Sublicense	15
2.3	Right to Subcontract	15
2.4	Stanford Agreement	16
2.5	Disclosure of the Eidos IP	16
2.6	No Implied Licenses	17
2.7	Non-Compete	17
2.8	Control of Know-How and Patent Rights by Third Party Licensees	17
2.9	Other Alexion Programs	18

Article 3 GOVERNANCE		18

3.1	Alliance Managers	18
3.2	Committees	18

Article 4 DEVELOPMENT AND REGULATORY MATTERS		19

4.1	Development Diligence	19
4.2	Development Activities	19
4.3	Development Costs	20
4.4	Development Reports	20
4.5	Regulatory Activities	21
4.6	Right of Reference and Use	21
4.7	Data Exchange and Use	22
4.8	Adverse Events Reporting	22
4.9	No Harmful Actions	23
4.10	Notice of Regulatory Action	23
4.11	Eidos Support	23

Article 5 SUPPLY		23

5.1	Clinical Supply Agreement	23
5.2	Commercial Supply Agreement	23
5.3	Third Party Supply	23
5.4	Quality Agreement	24

Article 6 COMMERCIALIZATION		24

6.1	Commercialization Diligence	24

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CONFIDENTIAL

Execution Version

6.2	Commercialization Activities	24
6.3	Licensed Product Trademarks	25
6.4	No other Trademark Rights	26
6.5	Other Consultation	26
6.6	Diversion	26

Article 7 PAYMENTS		26

7.1	Upfront Payment	26
7.2	Equity Investment	26
7.3	[***] Milestone Payment	27
7.4	Royalty Payments to Eidos	27
7.5	Taxes	29
7.6	Financial Audits	30

Article 8 CONFIDENTIALITY; PUBLICATION		31

8.1	Confidential Information	31
8.2	Non-Disclosure and Non-Use Obligation	31
8.3	Return of Confidential Information	32
8.4	Exemption	32
8.5	Permitted Disclosures	32
8.6	Disclosure of Agreement	33
8.7	Publicity; Use of Name and Logo	33
8.8	Publications	34
8.9	Engaging Individuals	34
8.10	Survival	34

Article 9 REPRESENTATIONS, WARRANTIES, AND COVENANTS		34

9.1	Representations, Warranties and Covenants of Each Party	34
9.2	Representations and Warranties of Eidos	35
9.3	Representations, Warranties and Covenants of Eidos Concerning the Stanford Agreement	36
9.4	Covenant of Eidos	37
9.5	Compliance with Law	37
9.6	NO OTHER WARRANTIES	38

Article 10 INDEMNIFICATION		38

10.1	By Alexion	38
10.2	By Eidos	38
10.3	Indemnification Procedure	39
10.4	Mitigation of Loss	40
10.5	Limitation of Liability	40
10.6	Insurance	40

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CONFIDENTIAL

Execution Version

Article 11 INTELLECTUAL PROPERTY		40

11.1	Ownership	40
11.2	Patent Prosecution	41
11.3	Patent Enforcement	42
11.4	Infringement of Third Party Rights	43
11.5	Upstream License	43
11.6	Licensed Product-Specific Trademarks.	44
11.7	Common Interest Agreement	45
11.8	New In-License Agreements	46

Article 12 TERMS AND TERMINATION		46

12.1	Term	46
12.2	Termination	46
12.3	Effect of Termination	48
12.4	Alternative Remedy in Lieu of Termination	50
12.5	Rights in Insolvency	50
12.6	Accrued Rights	51
12.7	Survival	51
12.8	Termination of Stanford or Upstream License Agreements	51

Article 13 MISCELLANEOUS		52

13.1	Force Majeure	52
13.2	Assignment	52
13.3	Severability	52
13.4	Notices	53
13.5	Governing Law	53
13.6	Dispute Resolution; Escalation	53
13.7	Entire Agreement; Amendments	54
13.8	Headings	54
13.9	Independent Contractors	54
13.10	Waiver	54
13.11	Waiver of Rule of Construction	54
13.12	Cumulative Remedies; Recovery of Damages	54
13.13	Business Day Requirements	55
13.14	Further Actions	55
13.15	Construction	55
13.16	Counterparts	55

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LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made as of September 9, 2019 (the “Effective Date”), by and between Eidos Therapeutics, Inc., a Delaware corporation (“Eidos”), having a place of business at 101 Montgomery Street, Suite 2550, San Francisco, California 94104, USA, and Alexion Pharma International Operations Unlimited Company, an Irish unlimited company (“Alexion”), having a place of business at College Business & Technology Park, Blanchardstown, Dublin 15, Ireland.  Eidos and Alexion are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

Recitals

Whereas, Alexion is a global pharmaceutical company with experience and expertise in the research, development and commercialization of pharmaceutical products;

Whereas, Eidos is a clinical stage biopharmaceutical company that Controls (as defined below) the intellectual property and other rights related to the pharmaceutical compound known as AG10; and

Whereas, Alexion is interested in obtaining an exclusive license under such intellectual property and other rights to Develop and Commercialize Licensed Product in the Field in the Territory (each capitalized term as defined below), and Eidos is willing to grant such an exclusive license to Alexion, subject to the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing premises and the covenants contained herein, the Parties hereby agree as follows:

Article 1
DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1“Acquiring Entity” means a Third Party (the “Acquiror”) that acquires a Party (and is therefore deemed to be an Affiliate of such Party) through a Change of Control, together with any Affiliates of such Acquiror existing immediately prior to the consummation of the Change of Control.  For purposes of clarity, an “Acquiring Entity” of a Party shall exclude (a) the Party and all of its Affiliates existing immediately prior to the consummation of the Change of Control and (b) any Person that becomes an Affiliate of the Acquiror following the consummation of the Change of Control, and not as a result of the Change of Control.

1.2“Acquiror” has the meaning set forth in Section 1.1.

1.3“Additional Cure Period” has the meaning set forth in Section 12.2(b)(ii).

1.4“Additional Trial” has the meaning set forth in Section 4.2(b).

1.5“Affiliate” means, (a) with respect to Alexion, any Person controlling, controlled by or under common control with Alexion, at the time that the determination of affiliation is made and for as long as such control exists, (b) with respect to Eidos, any entity that is controlled by Eidos at the time that the determination of affiliation is made and for as long as such control exists, and (c) with respect to any other Person, any entity controlling, controlled by or under common control with such first Person, at the time that the determination of affiliation is made and for as long as such control exists.  For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means (a) direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such Person (or if the jurisdiction where such Person is domiciled prohibits foreign ownership of such entity, the maximum foreign ownership interest permitted under such Applicable Laws; provided, however, that such ownership interest provides actual control over such Person), (b) status as a general partner in any partnership, or (c) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, [***] shall not be deemed to be an Affiliate of [***] and any company in which [***] has a direct or indirect controlling financial interest shall not be deemed to be an Affiliate of [***] solely due to such controlling financial interest.

1.6“Alexion Indemnitees” has the meaning set forth in Section 10.2.

1.7“Alexion Technology” means the Patent Rights and Know-How Controlled by Alexion or its Affiliates as of the Effective Date or any time during the Term that are necessary for the Development, Manufacture, or Commercialization of the Licensed Products in the Territory.

1.8“Alliance Manager” has the meaning set forth in Section 3.1.

1.9“Applicable Laws” means collectively all laws, regulations, ordinances, decrees, judicial and administrative orders, notices and guidelines (and any license, franchise, permit or similar right granted under any of the foregoing) and any policies and other requirements of any applicable Governmental Authority that govern or otherwise apply to a Party’s activities in connection with this Agreement.

1.10“Applicable Territory” means (a) with respect to Alexion, the Territory, and (b) with respect to Eidos, the ROW Territory.

1.11“Arbitration Commencement Date” has the meaning set forth in Exhibit 12.3(b)(i).

1.12“ATTRibute Clinical Trial” means each of the ATTRibute-CM Clinical Trial and ATTRibute-PN Clinical Trial, collectively, the “ATTRibute Clinical Trials”.

1.13“ATTRibute-CM Clinical Trial” means the Clinical Trial with the Protocol No. Eidos AG10-301.

1.14“ATTRibute-PN Clinical Trial” means the Clinical Trial with the Protocol No. Eidos AG10-333.

1.15“Auditor” has the meaning set forth in Section 7.6(a).

1.16“Bankruptcy Code” means Title 11 of the United States Code.

1.17“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or San Francisco, CA are required by Applicable Laws to remain closed.

1.18“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.19“Calendar Year” means each twelve (12) month period commencing on January 1.

1.20“cGMP” means all applicable current Good Manufacturing Practices, including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the ICH Q7 of ICH Guidelines, and (d) the equivalent Applicable Laws in the Territory, each as may be amended and applicable from time to time.

1.21“Change of Control” means, with respect to a Party, any of the following:  (a) the sale or disposition of all or substantially all of the assets of such Party or its direct or indirect controlling Affiliate to a Third Party, other than to a Person of which more than fifty percent (50%) of the voting capital stock are owned after such sale or disposition by the Persons that were shareholders of such Party or its direct or indirect controlling Affiliate (in either case, whether directly or indirectly through any other Person) immediately prior to such transaction; or (b) (i) the acquisition by a Third Party, alone or together with any of its Affiliates, other than an employee benefit plan (or related trust) sponsored or maintained by such Party or any of its Affiliates, of more than fifty percent (50%) of the outstanding shares of voting capital stock of such Party or its direct or indirect controlling Affiliate, or (ii) the acquisition, merger or consolidation of such Party or its direct or indirect controlling Affiliate with or into another Person, other than, in the case of this clause (b), an acquisition or a merger or consolidation of such Party or its controlling Affiliate in which the holders of shares of voting capital stock of such Party or its controlling Affiliate, as the case may be, immediately prior to such acquisition, merger or consolidation will beneficially own, directly or indirectly, at least fifty percent (50%) of the shares of voting capital stock of the acquiring Third Party or the surviving corporation in such acquisition, merger or consolidation, as the case may be, immediately after such acquisition, merger or consolidation.  Notwithstanding the foregoing, any transaction or series of transactions effected for the sole purpose of changing the form or jurisdiction of organization of such Party will not be deemed a “Change of Control” for purposes of this Agreement.

1.22“Clinical Supply Agreement” has the meaning set forth in Section 5.1.

1.23“Clinical Trial” means any clinical trial in humans of a pharmaceutical compound or product.

1.24“CMO” means a contract manufacturing organization.

1.25“Combination Product” has the meaning set forth in Section 1.79.

1.26“Commercial Supply Agreement” has the meaning set forth in Section 5.2.

1.27“Commercialize” or “Commercialization” means to market, promote, advertise, exhibit, distribute (including storage for distribution or inventory), detail, sell (including to offer for sale or contract to sell) or otherwise commercially exploit (including to conduct pricing and reimbursement activities) a pharmaceutical compound or product, or to conduct any activities directed to any of the foregoing (including importing and exporting activities in connection therewith).

1.28“Commercially Reasonable Efforts” means, with respect to a Party and a Licensed Product, that level of efforts and resources commonly devoted by such Party to [***] Commercially Reasonable Efforts shall be determined [***].

1.29“Confidential Information” has the meaning set forth in Section 8.1.

1.30“Control” or “Controlled” means, with respect to a Party and any Patent Rights, Know-How or other intellectual property rights, the possession by such Party or its Affiliates (whether by ownership, license or otherwise) of, (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the terms and conditions set forth herein, or (b) with respect to Patent Rights, intangible Know-How or other intellectual property rights, the legal authority or right to grant a license, sublicense, access or right to use (as applicable) under such Patent Rights, intangible Know-How or other intellectual property rights to the other Party on the terms and conditions set forth herein, in each case of (a) and (b), without (i) breaching the terms of any agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use or (sub)license or (ii) paying any consideration to any Third Party under an agreement between such Party (or its Affiliates) and such Third Party under which such Patent Rights, Know-How or other intellectual property rights are in-licensed to such Party or its Affiliates, [***].  Notwithstanding the foregoing, a Party will be deemed not to Control any intellectual property (including Patent Rights or Know-How), compounds, physical, biological or chemical materials or Confidential Information that are owned or in-licensed by an Acquiring Entity except (1) with respect to any such intellectual property (including Patent Rights or Know-How) arising as a result of activities of employees or consultants of the Acquiring Entity who participate in activities or have access to Confidential Information of either Party under this Agreement after a Change of Control; (2) to the extent that any such intellectual property (including Patent Rights or Know-How) is included in or used in furtherance of a Party’s activities under this Agreement by the Acquiring Entity or its Affiliates after a Change of Control; or (3) to the extent that any such intellectual property (including Patent Rights or Know-How) is used by the acquired Party or the Acquiring Entity or their respective Affiliates to Exploit the Licensed Compound or Licensed Products.  Notwithstanding anything to the contrary herein, if Eidos Controls any Patent Rights or Know-How that constitute Eidos IP through any of its Affiliates as of the Effective Date or at any time during the Term, such Patent Rights or Know-How will be deemed to be Controlled by Eidos (and therefore subject to the License) for the remainder of the Term, notwithstanding any change in the Affiliate status of the applicable Affiliate.

1.31“Cover” means, with respect to a product, technology, process, method or mode of administration that, in the absence of ownership of or a license granted under a particular Patent Right, the Manufacture use, offer for sale, sale or importation of such product or composition of matter or the practice of such technology, process, method or mode of administration would infringe a claim of such Patent Right or, in the case of a claim of a Patent Right that has not yet issued, would infringe such claim if it were to issue without change.

1.32“CRO” means a contract research organization.

1.33“Defaulting Party” has the meaning set forth in Section 12.2(b)(ii).

1.34“Develop” or “Development” means to conduct any non-clinical or clinical drug research or development activities, whether before or after Regulatory Approval, including drug metabolism and pharmacokinetics, translational research, toxicology, pharmacology, test method development and stability testing, process and packaging development and improvement, process validation, process scale-up, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, conduct of Clinical Trials, regulatory affairs, the preparation and submission of regulatory filings, Clinical Trial regulatory activities, or any other activities directed towards obtaining or maintaining Regulatory Approval of any pharmaceutical compound or product.  Development includes use and importation of the relevant compound or product to conduct such Development activities.  Development does not include Commercialization activities.

1.35“Direct Competitor” means any Third Party that is Exploiting in the Field in the Territory any pharmaceutical compound or product that is intended to treat any Exclusive Indication.

1.36“Disclosing Party” has the meaning set forth in Section 8.1.

1.37“Dollar” or “$” means the U.S. dollar, and “$” shall be interpreted accordingly.

1.38“Eidos Indemnitees” has the meaning set forth in Section 10.1.

1.39“Eidos IP” means the Eidos Know-How and the Eidos Patents.

1.40“Eidos Know-How” means all Know-How Controlled by Eidos or its Affiliates as of the Effective Date or that comes into the Control of Eidos or its Affiliates at any time during the Term that is necessary or useful to Exploit the Licensed Compound or Licensed Products in the Field.

1.41“Eidos Patents” means all Patent Rights Controlled by Eidos or its Affiliates as of the Effective Date or that come into the Control of Eidos or its Affiliates at any time during the Term that Cover the Licensed Compound or any Licensed Product in the Field (including composition of matter and methods of using or making the Licensed Compound or a Licensed Product), or are otherwise necessary or useful to Exploit the Licensed Compound or Licensed Products in the Field.  The Eidos Patents as of the Effective Date are set forth in Exhibit 1.41, provided that any Patent Right that satisfies this definition shall constitute an Eidos Patent notwithstanding any failure to list such Patent Right on Exhibit 1.41.

1.42“Exclusive Indication” means (a) transthyretin amyloidosis, (b) any Indication for the treatment of which a Licensed Product has received Regulatory Approval in the Territory or the ROW Territory, or (c) any Indication for the treatment of which a Licensed Product is being Developed in the Territory or the ROW Territory (e.g., for which pre-clinical studies or Clinical Trials of a Licensed Product are being conducted).

1.43“Executive Officers” means the Chief Executive Officer of Eidos and the Chief Executive Officer of Alexion, or their respective designees.

1.44“Existing Confidentiality Agreement” means that certain Confidential Disclosure Agreement, dated May 28, 2019, between Eidos and Alexion.

1.45“Expert” has the meaning set forth in Exhibit 12.3(b)(i).

1.46“Exploit” means, with respect to any pharmaceutical compound or product, to Develop, Manufacture, have Manufactured, use, Commercialize, import, export, obtain and maintain Regulatory Approvals and applicable pricing or reimbursement approvals, and otherwise exploit or have exploited such pharmaceutical compound or product.

1.47“Field” means the treatment, prevention, control or diagnosis of any and all diseases or conditions.

1.48“First Commercial Sale” means, with respect to a given Licensed Product in the Territory, the first sale by Alexion, its Affiliates or Sublicensees in an arm’s length transaction of such Licensed Product to a Third Party other than a Sublicensee in such country in exchange for cash (or some equivalent to which value can be assigned) after Regulatory Approval for such Licensed Product has been granted in the Territory.  For the avoidance of doubt, supply of Licensed Product as samples or to patients for compassionate use, named patient use, clinical trials or other similar purposes shall not be considered a First Commercial Sale.

1.49“FTE” means a qualified full time person, or more than one person working the equivalent of a full-time person, where “full time” is based upon a total of [***] working hours per [***] of scientific or technical work carried out by a duly qualified employee of Eidos.  Overtime and work on weekends, holidays and the like shall not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution.

1.50“FTE Costs” means the product of (a) the number of FTEs (proportionately, on per-FTE basis) used by a Party or its Affiliates in directly performing activities assigned to such Party under this Agreement multiplied by (b) the FTE Rate.

1.51“FTE Rate” means [***] U.S. Dollars ($[***]) per FTE for the [***], subject to annual increases beginning on [***] to reflect any year to year percentage increase in the Consumer Price Index – Urban Wage Earners and Clerical Workers, US City Average, All Items, 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index) over the twelve (12)-month period preceding each such January 1.

1.52“GAAP” means generally accepted accounting principles in the United States, consistently applied.

1.53“GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable (a) as set forth in the ICH E6 of the ICH Guideline and any other guidelines for good clinical practice for clinical trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2004) as last amended at the 64th World Medical Association in October 2013 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), and (d) the equivalent Applicable Laws in the Territory, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.54“Generic Competition Percentage” means, on a Licensed Product-by-Licensed Product and Calendar-Quarter-by-Calendar Quarter basis in the Territory, the total aggregate units of the applicable Generic Products sold in a Calendar Quarter in the Territory divided by the sum of: (a) total aggregate units of a Licensed Product sold in such Calendar Quarter in the Territory, and (b) total aggregate units of each Generic Product sold in such Calendar Quarter in the Territory, where, in each case ((a) and (b)), the total aggregate units of a Licensed Product and each Generic Product will be based on the monthly data provided by IMS or another independent source mutually agreed upon by the Parties.

1.55“Generic Product” means, with respect to a Licensed Product in the Territory, a product sold by a Third Party that [***].

1.56“Global Brand Plan” means a global brand plan that sets forth a high-level global marketing and branding strategy for the Licensed Products, including a life cycle plan, brand vision, key messaging, concept and imagery, and supporting market research.

1.57“GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then-current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration, as defined in 21 C.F.R. Part 58, and the equivalent Applicable Laws in the Territory, each as may be amended and applicable from time to time.

1.58“Governmental Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.59“ICH Guidelines” mean the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline.

1.60“Indemnification Claim Notice” has the meaning set forth in Section 10.3.

1.61“Indemnified Party” has the meaning set forth in Section 10.3.

1.62“Indemnifying Party” has the meaning set forth in Section 10.3.

1.63“Indication” means a disease, condition, disorder or syndrome.

1.64“Insolvency Event” has the meaning set forth in Section 12.2(e).

1.65“Invoice” means an original invoice sent by Eidos to Alexion with respect to any payment due hereunder meeting the reasonable requirements provided by Alexion to Eidos.

1.66“JAMS” has the meaning set forth in Exhibit 12.3(b)(i).

1.67“Joint Commercialization Committee” has the meaning set forth in Section 3.2(b).

1.68“Joint Development Committee” has the meaning set forth in Section 3.2(a).

1.69“Know-How” means any and all information or materials, including discoveries, improvements, modifications, processes, methods, assays, designs, protocols (including Clinical Trial protocols), formulas, data, inventions, algorithms, forecasts, profiles, strategies, plans, results, know-how and trade secrets (in each case, regardless of whether patentable, copyrightable or otherwise), but excluding any Patent Rights.  For the avoidance of doubt, “Know-How” shall include Product Data and Regulatory Documents.

1.70“License” means the licenses granted by Eidos to Alexion pursuant to Section 2.1.

1.71“Licensed Compound” means the compound known by the name AG10, as described on Exhibit 1.71, [***].

1.72“Licensed Product” means any pharmaceutical product that contains the Licensed Compound, either alone or in combination with one or more other active pharmaceutical ingredients, delivery systems or devices.

1.73“Licensed Product Trademarks” means the Trademark(s) used or anticipated to be used by a Party or its Affiliates or its Third Parties Licensees (in the case of Eidos) or Sublicensees (in the case of Alexion) for the Exploitation of Licensed Products in such Party’s Applicable Territory, and any registrations thereof or any pending applications relating thereto with any Governmental Authority.

1.74“Licensed Product-Specific Trademarks” has the meaning set forth in Section 6.3(b).

1.75“Losses” has the meaning set forth in Section 10.1.

1.76“LP Generic Competition Percentage” means, on a Licensed Product-by-Licensed Product and Calendar-Quarter-by-Calendar Quarter basis in the Territory, the total aggregate units of the applicable LP Generic Products sold in a Calendar Quarter in the Territory divided by the sum of: (a) total aggregate units of a Licensed Product sold in such Calendar Quarter in the Territory, and (b) total aggregate units of each LP Generic Product sold in such Calendar Quarter in the Territory, where, in each case ((a) and (b)), the total aggregate units of a Licensed Product and each LP Generic Product will be based on the monthly data provided by IMS or another independent source mutually agreed upon by the Parties.

1.77“LP Generic Product” means, with respect to a Licensed Product in the Territory, a product sold by a Third Party that [***].

1.78“Manufacture” or “Manufacturing” means to conduct or have conducted any activities directed to producing, manufacturing, scaling up, processing, filling, finishing, packaging, labeling, quality assurance testing and release, shipping, and storage at manufacturing facilities of any pharmaceutical compound or product, or any component thereof (including production of drug substance and drug product, in bulk form, whether for Development or Commercialization).

1.79“Net Sales” means, with respect to a Licensed Product in the Territory in a particular period, the sum of (a) and (b):

(a)net sales amounts recorded by Alexion or its Affiliates for sales of such Licensed Product to Third Parties calculated in a manner consistent with Alexion’s calculations of net product sales in externally published audited financial statements with respect to such Licensed Products for that period ([***]) for Licensed Products sold in the Territory (provided that if for any reason Alexion does not have externally published audited financial statements for such Licensed Product, then net sales amounts for any period that would not be covered by an externally published audited financial statement shall be calculated as specified in this clause (a)), this amount reflecting the [***] at which such Licensed Products were sold [***] by Alexion and its Affiliates ([***]) to Third Parties in that period reduced by [***], taken in accordance with GAAP; and

(b)net sales amounts received by each Sublicensee for sales of such Licensed Product to Third Parties determined in accordance with GAAP.

The calculations described in clauses (a) and (b) above shall exclude [***].  For the avoidance of doubt, the supply of Licensed Product [***].

If a Licensed Product (x) is sold as part of a combination product containing both the Licensed Compound and one or more active pharmaceutical ingredient(s) as separate molecular entity(ies) that are not Licensed Compounds; (y) is sold as part of a combination of a Licensed Product and another pharmaceutical product that contains at least one other active pharmaceutical ingredient that is not a Licensed Compound, where such products are not formulated together but are sold together (i.e., bundled) as a single product and invoiced as one product or (z) is sold in combination with one or more other components or products (such as devices or delivery systems) or services for a single invoice price (in any case ((x), (y) or (z)), a “Combination Product”, and such other active pharmaceutical ingredient(s), component(s), product(s) or services, the “Other Component(s)”), then the Net Sales of such Licensed Product for the purpose of calculating payments owed under this Agreement for sales of such Licensed Product, shall be determined as described below.

In the event a Licensed Product is sold as part of a Combination Product, Net Sales of the Combination Product will be calculated as follows:

(i)If the Licensed Product and the Other Component(s) contained in the Combination Product are sold separately in the same respective dosages in the applicable country in the Territory, Net Sales will be calculated by multiplying the total Net Sales of the Combination Product by the fraction A/(A+B), where A is the average gross selling price in the applicable country in the Territory of the Licensed Product sold separately, and B is the sum of the average gross selling prices in the applicable country in the Territory of the Other Component(s) sold separately, during the applicable Calendar Quarter.

(ii)If the Combination Product and the Licensed Product in the same dosage are sold separately in the applicable country in the Territory, but the average gross selling price of the Other Component(s) in the same dosage(s) in the applicable country in the Territory cannot be determined, Net Sales of the Combination Product shall be equal to the Net Sales of the Combination Product multiplied by the fraction A/C wherein A is the average gross selling price in the applicable country in the Territory of the Licensed Product sold separately and C is the average gross selling price of the Combination Product in the applicable country in the Territory, during the applicable Calendar Quarter.

(iii)If the Combination Product and the Other Component(s) in the same dosage(s) are sold separately, but the average gross selling price of the Licensed Product in the same dosage in the applicable country in the Territory cannot be determined, Net Sales of the Combination Product shall be equal to the Net Sales of the Combination Product multiplied by the following formula: one (1) minus B/C wherein B is the average gross selling price in the applicable country in the Territory of the Other Component(s) sold separately and C is the average gross selling price of the Combination Product in the applicable country in the Territory, during the applicable Calendar Quarter.

(iv)If neither the Licensed Product nor the Other Component(s) contained in the Combination Product are sold separately in the same respective dosages in the applicable country in the Territory, Alexion shall make a good faith reasonable determination of the relative value of the Licensed Product and the Other Component(s) for the purpose of calculating Net Sales of such Combination Product, and shall calculate Net Sales based on such good faith determination; provided, however, that if Eidos disputes that such determination by Alexion represents a reasonable determination of the relative value of the Licensed Product and the Other Component(s) for the purpose of calculating Net Sales of such Combination Product, then such dispute shall be resolved in accordance with Exhibit 12.3(b)(i).

The average gross selling price for the Other Component(s) in the same dosage(s) contained in the Combination Product shall be calculated for a Calendar Quarter by dividing the sales such Other Component(s) in the same dosage(s) in the applicable country in the Territory in such Calendar Quarter by the units of such Other Component(s) in the same dosage(s) in the applicable country in the Territory in such Calendar Quarter, as published by IMS or another mutually agreed independent source.

1.80“New In-License Agreement” has the meaning set forth in Section 11.8(c).

1.81“Non-Defaulting Party” has the meaning set forth in Section 12.2(b)(ii).

1.82“Other Component” has the meaning set forth in Section 1.79.

1.83“Out-of-Pocket Costs” means amounts paid by a Party or any of its Affiliates to a Third Party for goods or services, but shall not include such Party’s, or any of its Affiliates’, internal or general overhead costs or expenses.

1.84“Patent Challenge” has the meaning set forth in Section 12.2(d).

1.85“Patent Prosecution” means activities directed to (a) preparing, filing and prosecuting applications (of all types) for any Patent Right, (b) managing any interference, opposition, re-issue, reexamination, supplemental examination, invalidation proceedings (including inter partes or post-grant review proceedings), revocation, nullification, or cancellation proceeding relating to the foregoing Patent Rights, (c) maintaining issued Patent Right(s), (d) listing in regulatory publications such as the Orange Book and its equivalents (as applicable), (e) obtaining patent term extensions, supplementary protection certificates and the like for issued Patent Right(s), and maintenance thereof, and (f) managing, including settling, any interference, opposition, reexamination, invalidation, revocation, nullification or cancellation proceeding relating to issued Patent Right(s).

1.86“Patent Right” means (a) all patents and patent applications in any country or supranational jurisdiction in the Territory, (b) any substitutions, divisionals, continuations, continuations-in-part, provisional applications, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications, (c) foreign counterparts of any of the foregoing, (d) all applications claiming priority to any of the foregoing and (e) any patents issuing on any patent application identified in clauses (a) through (d).

1.87“Person” means any individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture, unincorporated organization or association, or Governmental Authority.

1.88“Pharmacovigilance Agreement” has the meaning set forth in Section 4.8.

1.89“PMDA” means the Japanese Pharmaceuticals and Medical Devices Agency, and local counterparts thereto, and any successor agency(ies) or authority thereto having substantially the same function.

1.90“Product Data” means any and all data relating to or arising out of the Development or Manufacture of the Licensed Compound or Licensed Products, or that is otherwise necessary or useful for the Exploitation of the Licensed Compound or Licensed Products in the Field in the Territory, including data collected or resulting from pre-clinical studies or Clinical Trials, CMC data, Manufacturing records and information, and supporting documentation (e.g., protocols, format of case report forms, analysis plans) relating to pre-clinical studies, Clinical Trials or other Development or Manufacturing activities with respect to the Licensed Compound or Licensed Products.

1.91“Product Infringement” has the meaning set forth in Section 11.3(b)(i).

1.92“Publishing Party” has the meaning set forth in Section 8.8.

1.93“Quality Agreement” has the meaning set forth in Section 5.4.

1.94“Rebuttal” has the meaning set forth in Exhibit 12.3(b)(i).

1.95“Receiving Party” has the meaning set forth in Section 8.1.

1.96“Regulatory Approval” means, with respect to a pharmaceutical product in a country, (a) any and all licenses, registrations, authorizations and approvals of the applicable Governmental Authority, including NDAs or any foreign equivalent thereof, as applicable, and (b) if applicable, any and all pricing or reimbursement authorizations and approvals in regulatory jurisdictions where the applicable Governmental Authorities approve or determine the price or reimbursement of pharmaceutical products, in each case ((a) and (b)), that are necessary to Commercialize such pharmaceutical product in such country.  Without limiting any of the foregoing, with respect to a Licensed Product, Regulatory Approval for a Licensed Product in the Territory will include pricing approval from the National Health Insurance in the Territory.

1.97“Regulatory Authority” means any Governmental Authority responsible for granting Regulatory Approvals.  “Regulatory Authority” includes the USFDA, PMDA and any corresponding national or regional regulatory authorities, and any successor agency of the foregoing.

1.98“Regulatory Documents” means any filing, application or submission with any Regulatory Authority, including authorizations, approvals or clearances arising from the foregoing, including Regulatory Approvals and Investigational New Drug Applications or their equivalents in any jurisdiction, and all written correspondence or written communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case, with respect to the Licensed Compound or the Licensed Product.

1.99“Reversion License” has the meaning set forth in Section 12.3(b)(i).

1.100“ROW Territory” means all countries of the world outside of the Territory.

1.101“Royalty Term” means, with respect to a given Licensed Product in the Territory, the period commencing on the First Commercial Sale of such Licensed Product in the Territory and ending upon the later to occur of (a) the expiration of the last-to-expire Valid Claim of the Eidos Patents that Covers such Licensed Product in the Territory, or (b) the tenth (10th) anniversary of such First Commercial Sale.

1.102“Securitization Transaction” has the meaning set forth in Section 13.2(b).

1.103“Selected Agreement” has the meaning set forth in Exhibit 12.3(b)(i).

1.104“Stanford” has the meaning set forth in Section 2.4(a)(i).

1.105“Stanford Agreement” has the meaning set forth in Section 2.4(a)(i).

1.106[***].

1.107“Subcontractor” has the meaning set forth in Section 2.3.

1.108“Sublicensee” means any Third Party, including a co-development, co-promotion or co-marketing partner, to whom Alexion or any of its Affiliates grants a sublicense of the License, or any further sublicensee of such rights (regardless of the number of tiers, layers or levels of sublicenses of such rights), but excluding service providers, CROs, manufacturers, wholesalers, distributors or other Subcontractors.

1.109“Supporting Memorandum” has the meaning set forth in Exhibit 12.3(b)(i).

1.110“Tax” or “Taxes” means all forms of preliminary or finally imposed taxation, domestic and foreign taxes, fees, levies, duties and other assessments or charges of whatever kind (including sales, use, excise, stamp, transfer, property, value added, goods and services, withholding and franchise taxes) together with any interest, penalties or additions payable in connection with such taxes, fees, levies duties and other assessments or charges.

1.111“Technology Transfer” has the meaning set forth in Section 5.3(b).

1.112“Term” has the meaning set forth in Section 12.1.

1.113“Territory” means Japan and its territories and possessions.

1.114“Third Party” means any Person other than a Party or an Affiliate of a Party.

1.115“Third Party Claims” has the meaning set forth in Section 10.1.

1.116“Third Party Licensee” means any Third Party holding a license (whether exclusive or non-exclusive) under the Eidos IP in the Field in the ROW Territory.

1.117“Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo, business symbol or domain names, whether or not registered.

1.118[***].

1.119[***].

1.120“U.S. Prime Rate” has the meaning set forth in Section 7.4(g).

1.121“United States” means the United States of America.

1.122“Upstream Licenses” means the Stanford Agreement and any New In-License Agreements.

1.123“Upstream Licensor” means any Third Party licensor that is a party to an Upstream License.

1.124“USFDA” means the United States Food and Drug Administration or any successor agency(ies) or authority thereto having substantially the same function.

1.125“Valid Claim” means either (a) a claim of an issued and unexpired patent or a supplementary protection certificate, which has not been held permanently revoked, unenforceable or invalid by a decision of a court, patent office or other forum of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise (i.e., only to the extent the subject matter is disclaimed or is sought to be deleted or amended through reissue), dedicated to the public or abandoned, or (b) a claim of a pending patent application being prosecuted in good faith (i.e., it is reasonably believed that there is a bona fide chance that such pending application will be issued) that has not been abandoned, finally rejected or expired without the possibility of appeal or refiling, provided that “Valid Claim” shall exclude any such claim in such a pending application that has not been granted within [***] following the earliest priority filing date for such claim (unless and until such claim is granted).

Article 2
LICENSE

2.1License Grants to Alexion.

(a)Exclusive License Grant to Alexion.  Eidos hereby grants to Alexion           an exclusive (even as to Eidos, except as necessary for Eidos to perform its obligations under this Agreement, including the conduct of any ATTRibute Clinical Trial or Additional Clinical Trial in the Territory following a [***] in accordance with Section 4.2(b), or to exercise the retained rights expressly set forth in this Section 2.1(a)), royalty-bearing, non-transferable (except in accordance with Section 13.2) license, with the right to grant sublicenses through multiple tiers (in accordance with Section 2.2), under the Eidos IP to Exploit the Licensed Compound and Licensed Products in the Field in the Territory. For clarity, Eidos retains a right under the Eidos IP, with the right to grant licenses through multiple tiers, to Develop, Manufacture, have Manufactured, use, import, and export Licensed Products anywhere in the world for the purpose of Exploiting the Licensed Products in the ROW Territory, including, notwithstanding the foregoing exclusive license grant, the non-exclusive right to Develop, Manufacture and have Manufactured Licensed Compound and Licensed Product in the Territory (including importing and exporting activities in connection therewith) for Exploiting Licensed Products in the ROW Territory, but excluding, for the avoidance of doubt, any right to Commercialize Licensed Products in the Territory.  Notwithstanding anything contained herein to the contrary, except for the ATTRibute-CM Clinical Trial and ATTRibute-PN Clinical Trial in accordance with Section 4.2(b), Eidos may not conduct clinical Development for the Licensed Product in the Territory without the prior written consent of Alexion.

(b)Non-Exclusive License Grant to Alexion.  Eidos hereby grants to Alexion a non-exclusive, royalty-free, non-transferable (except in accordance with Section 13.2) license, with the right to grant sublicenses through multiple tiers (in accordance with Section 2.2), under the Eidos IP to Develop, Manufacture, have Manufactured, use, import and export the Licensed Compound and Licensed Products in the Field in the ROW Territory, solely for the purpose of Exploiting the Licensed Compound and Licensed Products in the Field in the Territory.  Notwithstanding the foregoing, Alexion may not conduct clinical Development for the Licensed Product in the ROW Territory without Eidos’ prior written consent.

2.2Right to Sublicense.

(a)Alexion shall have the right to grant sublicenses of the License to its Affiliates to fulfill any of its obligations or exercise any of its rights under this Agreement.  Each sublicense granted pursuant to this Section 2.2(a) shall be consistent with the terms and conditions of this Agreement.  Notwithstanding any such sublicense, Alexion shall remain directly responsible for all of its obligations under this Agreement.

(b)Alexion shall have the right to grant sublicenses of the License to Sublicensees pursuant to this Section 2.2(b).  Each sublicense granted pursuant to this Section 2.2(b) shall be subject to a written agreement that is consistent with the terms and conditions of this Agreement.  Each such sublicense shall contain a requirement that the Sublicensee comply with all provisions of the applicable Upstream Licenses that are applicable to Alexion and its Sublicensees, and a requirement that the Sublicensee perform and take such actions as may be reasonably required to allow Eidos and Alexion to comply with their obligations thereunder.  Further, Alexion shall use commercially reasonable efforts to include in each such sublicense a requirement that the Sublicensee (i) [***] and (ii) provide the following to Alexion if the sublicense agreement terminates: [***].  Alexion shall provide Eidos with a copy of any sublicense it enters into with a Third Party, within [***] after the execution thereof, which copy may be disclosed to the Upstream Licensors, provided that such copy may be subject to redaction as Alexion reasonably believes appropriate to protect confidential business information, including financial provisions and other sensitive information as applicable.  Notwithstanding any such sublicense, Alexion will remain directly responsible for all of its obligations under this Agreement.

2.3Right to Subcontract. Alexion shall have the right to engage CROs, contract manufacturing organizations, distributors and other Third Parties to perform its activities under this Agreement (each, a “Subcontractor”), and to grant sublicenses of the License to any such Subcontractor, provided that (i) Alexion shall cause its Subcontractors to be bound by written obligations of confidentiality and non-use at least as restrictive as those set forth in this Agreement, (ii) Alexion shall remain directly responsible for any obligations that have been subcontracted to a Subcontractor as if the Subcontractor were a party hereto, and (iii) for any subcontract entered into after the Effective Date, Alexion will use commercially reasonable efforts to include in such subcontract [***].

2.4Stanford Agreement.

(a)Alexion acknowledges and agrees that:

(i)Eidos obtained the rights to certain Eidos IP from Leland Stanford Junior University (“Stanford”) under that certain Exclusive (Equity) Agreement, dated April 1, 2016, as amended, by and between Stanford and Eidos, as may be amended from time to time (the “Stanford Agreement”);

(ii)the License constitutes a sublicense under the Stanford Agreement and, [***], to the extent required under Section 4.3(A) of the Stanford Agreement, Alexion is subject to and will comply with its obligations under the Stanford Agreement as a sublicensee thereunder;

(iii)[***], Alexion acknowledges and agrees that it shall comply with Sections 4.4 (Litigation by Sublicensee), 8.4 (Accounting), 8.5 (Audit by Stanford), 8.6 (Paying for Audit), and Articles 9 (Exclusions and Negation of Warranties) and 10 (Indemnity) of the Stanford Agreement as such relate to Alexion as a sublicensee under the Stanford Agreement, which, as required by Section 4.3(D) and (E) of the Stanford Agreement, shall be deemed included in this Agreement for the benefit of Stanford, and these Sections and Articles are attached hereto in Exhibit 2.4; and

(iv)notwithstanding any provision of this Agreement to the contrary, (i) Eidos may provide a copy of this Agreement, and any amendment to this Agreement, to Stanford, and (ii) Eidos may provide to Stanford any information required to be provided in accordance with the Stanford Agreement subject to Stanford’s obligations of confidentiality thereunder.

(b)Eidos acknowledges and agrees that:

(i)it has provided Alexion with a true and complete copy of the Stanford Agreement as it exists as of the Effective Date;

(ii)it is solely responsible for making all payments due under the Stanford Agreement; and

(iii)notwithstanding the foregoing, following the Effective Date, Eidos shall use commercially reasonable efforts [***].

2.5Disclosure of the Eidos IP.

(a)Within [***] after the Effective Date, Eidos shall furnish to Alexion, in its then-current format, copies or reasonable access thereto of all documentation or other embodiments of any Eidos Know-How (including Regulatory Documents and Product Data) in the Control of Eidos or any of its Affiliates or Subcontractors as of the Effective Date.

(b)Following the initial transfer described in Section 2.5(a), Eidos shall provide prompt high-level updates to Alexion regarding any newly acquired or generated Eidos Know-How (including Regulatory Documents and Product Data) that comes into the Control of Eidos or any of its Affiliates or Subcontractors during the Term that has not been previously provided or made accessible to Alexion, and, upon Alexion’s reasonable request, promptly transfer to Alexion, in its then-current format, copies, or reasonable access thereto, of such documentation or other embodiments of such Eidos Know-How.

(c)[***] shall be responsible for the cost and expense of the disclosure of Eidos Know-How as set forth in this Section 2.5; provided, however, in the event [***].

2.6No Implied Licenses.  Except as expressly set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under any Patent Rights, Know-How, Trademarks, or other intellectual property rights of the other Party.

2.7Non-Compete.

(a)Except for the rights retained by Eidos as set forth in Section 2.1(a), during the Term, Eidos and its Affiliates shall not, independently or for or with any Third Party, including by grant of any rights to any Third Party, Exploit in the Field in the Territory any pharmaceutical compound or product that is intended to treat any Exclusive Indication.

(b)The restrictions placed on Eidos and its Affiliates in Section 2.7(a) will not apply to the Exploitation by any Acquiring Entity of any pharmaceutical compound or product that is intended to treat any Exclusive Indication, provided that such Exploitation occurs without any access to any Confidential Information of either Party relating to the Licensed Products or any Eidos IP; and provided, further, that a “firewall” of reasonable safeguards is put in place between individuals with access to any such Confidential Information or Eidos IP, on the one hand, and the personnel responsible for the Exploitation of such other pharmaceutical compound or product, on the other hand.

2.8Control of Know-How and Patent Rights by Third Party Licensees.  Eidos shall use commercially reasonable efforts to include in each agreement with any Third Party Licensees, CROs, contract manufacturing organizations, distributors and other similar Third Parties that such Third Party will provide the following to Eidos on commercially reasonable terms: (i) the assignment and transfer of ownership and possession of all Regulatory Documents and Regulatory Approvals owned or controlled by such Third Party to the extent such relate solely and exclusively to any Licensed Compound or Licensed Product, (ii) a sublicensable right of reference to all Regulatory Documents and Regulatory Approvals owned or controlled by such Third Party to the extent pertaining to any Licensed Compound or Licensed Product in the Field in the ROW Territory (and not otherwise assigned and transferred to Eidos under clause (i)), (iii) a freely sublicensable non-exclusive license to all Know-How and Patent Rights owned or controlled by such Third Party that are necessary for the Exploitation of Licensed Products in the Field in the Territory and were conceived, discovered, developed or otherwise made by or on behalf of such Third Party Licensee during the exercise of its rights or fulfillment of its obligations pursuant to such agreement, and (iv) the right to disclose to Alexion under this Agreement the Development activities of its Third Party Licensees as contemplated by Section 4.4.

2.9Other Alexion Programs.  Eidos understands and acknowledges that Alexion may have present or future initiatives or opportunities, including initiatives or opportunities with its Affiliates or Third Parties, involving products, programs, technologies or processes that are similar to, and in some instances may compete with, the Licensed Compound or Licensed Products, program, technology or process covered by this Agreement.  Eidos acknowledges and agrees that nothing in this Agreement will be construed as a representation, warranty or covenant that Alexion will not itself Develop, Manufacture or Commercialize or enter into business relationships with one (1) or more of its Affiliates or Third Parties to Develop, Manufacture or Commercialize, products, programs, technologies or processes that are similar to or that may compete with any product, program, technology or process covered by this Agreement, provided that, for clarity, Alexion will not use Eidos’ Confidential Information or Eidos IP in breach of this Agreement.  Nothing set forth in this Section 2.9 shall limit Alexion’s diligence obligations set forth in Section 4.1 and Section 6.1.

Article 3
GOVERNANCE

3.1Alliance Managers.  Each Party shall appoint an individual to act as its alliance manager under this Agreement as soon as practicable after the Effective Date (each Party’s appointed individual, its “Alliance Manager”).  The Alliance Managers shall: (a) serve as the primary points of contact between the Parties for the purpose of providing the other Party with information on the progress of a Party’s activities under this Agreement; (b) be responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties; and (c) facilitate the prompt resolution of any disputes.  Each Party may replace its Alliance Manager at any time upon [***] prior written notice to the other Party.

3.2Committees.

(a)Joint Development Committee.  As soon as practicable but no later than [***] after the Effective Date, the Parties shall establish a joint development committee (the “Joint Development Committee”) to monitor and facilitate the Development of Licensed Products in the Field in the Territory and the ROW Territory.

(b)Joint Commercialization Committee.  At either Party’s request, the Parties shall establish a joint commercialization committee (the “Joint Commercialization Committee”) to monitor and facilitate the Commercialization of Licensed Products in the Field in the Territory and the ROW Territory, including the review and discussion of the parameters of a Global Brand Plan for the Licensed Products on an annual basis.  The Parties may, in each of their sole discretions, seek to align on aspects of implementation of the Global Brand Plan in their Applicable Territory, including trademarks (names and logos), color and marketing strategy, and promotional campaigns and marketing messages based on the approved labeling of the Licensed Products in each Party’s Applicable Territory, in each case, subject to Applicable Law in each Party’s Applicable Territory.

(c)Role and Purpose.  Each such committee (i.e. the Joint Development Committee and Joint Commercialization Committee) shall be composed of an equal number of representatives from each Party with appropriate experience and expertise.  Each such committee shall be a forum for information-sharing and discussion between the Parties and shall not have any decision-making authority, and shall meet [***] for [***] and [***] for [***] or at times and frequencies as otherwise mutually agreed by the Parties.  Solely to the extent consistent with a Party’s reporting and information sharing obligations elsewhere in this Agreement, each Party will provide such information to the applicable committee as the other Party may reasonably request with respect to Development, Manufacture or Commercialization of Licensed Compounds and Licensed Products in the Field in its Applicable Territory and will keep such committee reasonably informed of such Party’s activities with respect to the Licensed Compounds and Licensed Products in the Applicable Territory.

Article 4
DEVELOPMENT AND REGULATORY MATTERS

4.1Development Diligence.  Alexion shall use Commercially Reasonable Efforts to Develop and seek Regulatory Approval for at least [***].  Alexion will have no other diligence obligations under this Agreement with respect to the Development of Licensed Products.

4.2Development Activities.

(a)Alexion shall have the sole right and responsibility to conduct Development activities with respect to the Licensed Compound and the Licensed Products in the Field in the Territory in its sole discretion, except as necessary for Eidos to conduct the ATTRibute-CM Clinical Trial, the ATTRibute-PN Clinical Trial or any Additional Clinical Trial in the Territory following a [***] in accordance with Section 4.2(b).

(b)Except as otherwise expressly set forth herein, Eidos shall have the sole right, and will have sole discretion and control over the Development of the Licensed Compound and Licensed Product for the purpose of obtaining and maintaining Regulatory Approval for the Commercialization of such Licensed Products in the Field in the ROW Territory.  Notwithstanding the foregoing, Eidos shall use Commercially Reasonable Efforts to manage, conduct and complete the ATTRibute-CM Clinical Trial and the ATTRibute-PN Clinical Trial through the final dosing of the final subject in such Clinical Trials and completion of the final clinical study report for such Clinical Trials.  Eidos shall keep Alexion reasonably informed, on at least [***] basis, as to the status and results of the ATTRibute-CM Clinical Trial and the ATTRibute-PN Clinical Trial.  In addition, Eidos shall consider in good faith any comments provided by Alexion with respect to the ATTRibute-CM Clinical Trial and the ATTRibute-PN Clinical Trial, including comments on the design and any potential protocol amendments.  Without limiting the foregoing, Alexion shall have the right to (i) require, in its sole discretion, that Eidos [***], or request such [***] at any time thereafter with Eidos’ written consent, not to be unreasonably withheld, conditioned or delayed, (ii) request that Eidos [***] subject to Eidos’ written consent, not to be unreasonably withheld, conditioned or delayed; and (iii) require that Eidos [***].  If Alexion wishes to initiate a [***] pursuant to this Section 4.2(b), Alexion shall provide written notice thereof to Eidos.  If Alexion is requesting (rather than requiring) [***], within [***] of Eidos’ receipt of such notice, Eidos shall inform Alexion in writing whether Eidos agrees to the requested [***]. Additionally, if Eidos intends to initiate an additional Clinical Trial in the ROW Territory (each such Clinical Trial, an “Additional Trial”), Eidos shall provide prompt written notice thereof to Alexion. Upon Alexion’s written request [***].  The Parties shall decide by mutual agreement all matters relating to the conduct of the ATTRibute-CM Clinical Trial, ATTRibute-PN Clinical Trial and the Additional Trial in the Territory, including the choice of Clinical Trial sites, and the Parties shall conduct the ATTRibute-CM Clinical Trial, ATTRibute-PN Clinical Trial or the Additional Trial, as applicable, in the Territory in accordance with such decisions.

4.3Development Costs.

(a)As between the Parties, Alexion shall be responsible all costs and expenses of any Development activities conducted by Alexion, its Affiliates, its Sublicensees or its Subcontractors hereunder, and Eidos shall be responsible all costs and expenses of any Development activities conducted by Eidos, its Affiliates or its subcontractors hereunder, except as set forth in this Section 4.3.

(b)If a [***] has been initiated pursuant to Section 4.2(b), [***] shall be responsible for all Out-of-Pocket Costs and FTE Costs, incurred by [***] directly and solely allocable to such [***].  With respect to any [***] to be initiated pursuant to Section 4.2(b), then (i) the Parties will agree upon a reasonably detailed budget for the conduct of the applicable Clinical Trial in the Territory and (ii) [***] shall submit to [***] an Invoice on [***] basis in arrears for all costs, including Out-of-Pocket Costs and FTE Costs, incurred by [***] allocable to such [***] and in accordance with such budget, and [***] shall pay the undisputed amount of any such Invoice within [***] of the receipt of such Invoice.

(c)Upon Alexion’s reasonable request, whether or not a [***] has occurred, Eidos will, [***], cooperate with Alexion to provide Alexion with such reasonable assistance as may be reasonably necessary for Alexion to Develop the Licensed Compound and the Licensed Products in the Field in the Territory, including by making its applicable personnel reasonably available for discussion of such Development.

4.4Development Reports.  No less frequently than once per [***] during the Term, each Party shall provide the other Party with a written report summarizing its, its Affiliates’ and its Third Party Licensees’ (with respect to Eidos, and subject to Section 2.8) or Sublicensees’ (with respect to Alexion) Development of Licensed Products, including a summary of the data, timelines and results of such Development, and an overview of future Development activities reasonably contemplated by such Party, the delivery of which shall be provided by the Alliance Managers of each Party; provided that, notwithstanding anything to the contrary in this Agreement, with respect to any Third Party Licensee of Eidos that, despite Eidos’ efforts pursuant to Section 2.8, does not agree to disclose information to Alexion to satisfy the reporting requirements in this Section 4.4, Eidos will ensure that no Confidential Information of Alexion, its Affiliates or Sublicensees is disclosed to such Third Party Licensee, including the information of Alexion, its Affiliates and Sublicensees disclosed to Eidos under this Section 4.4.  Each Party shall also establish a secure link that includes adequate encryption safeguards to provide the other Party with electronic access to such information.  Such reports shall be the Confidential Information of the Party providing the reports pursuant to Section 8.1.

4.5Regulatory Activities.

(a)Except for the performance of [***] or an Additional Clinical Trial, Alexion shall have the sole right and responsibility, [***], for all regulatory activities leading up to and including the obtaining, holding and maintaining of Regulatory Approvals for Licensed Products from Regulatory Authorities in the Field in the Territory. Notwithstanding the foregoing, Eidos shall have the right to have [***] of Eidos accompany Alexion to each meeting with Regulatory Authorities in the Territory pertaining solely to the Licensed Products in an observational capacity only, and solely to the extent such attendance is permitted by the applicable Regulatory Authorities in the Territory.

(b)At any time following the Effective Date upon Alexion’s request, Eidos shall promptly transfer to Alexion ownership of all Regulatory Approvals and Regulatory Documents in the Field in the Territory in Eidos’ Control.  Notwithstanding the foregoing, if [***], Eidos shall obtain, hold and maintain all Regulatory Documents in the Territory [***], and shall thereafter promptly transfer to Alexion ownership of such Regulatory Documents.  Notwithstanding anything to the contrary in this Agreement, Alexion or its designee shall own all Regulatory Approvals and, except as expressly set forth in the preceding sentence, all other Regulatory Documents, with respect to the Licensed Products in the Field in the Territory.

(c)Eidos shall in good faith cooperate with Alexion in obtaining, holding and maintaining any Regulatory Approvals, for a Licensed Product in the Field in the Territory by providing, to the extent Controlled by Eidos and not already transferred to Alexion pursuant to Section 2.5 or Section 4.5(b), reasonable access to Regulatory Approvals and Regulatory Documents for the Licensed Compound and Licensed Products in the Field in the Territory or the ROW Territory and reasonable access to and a copy of any and all Product Data (including raw data and records) with respect to the Licensed Compound and Licensed Products.

(d)At Alexion’s reasonable request, Eidos shall, [***], reasonably assist Alexion with the preparation and filing of (i) any regulatory filings and associated documents or (ii) any specific technical documents required for Regulatory Approval.

4.6Right of Reference and Use.  Eidos hereby grants to Alexion (and any Affiliate or Sublicensee of Alexion) a right of reference to all Regulatory Documents pertaining to Licensed Products in the Field submitted by or on behalf of Eidos, its Affiliates or, subject to Section 2.8, Third Party Licensees, for the purpose of seeking, obtaining and maintaining Regulatory Approval of Licensed Products in the Field in the Territory (or to seek any approvals from a Regulatory Authority required for the Development or Manufacturing of the Licensed Product in the ROW Territory in accordance with the scope of the license granted to Alexion in Section 2.1(b)). If requested by Alexion, Eidos will, and will cause its Affiliates and, subject to Section 2.8, Third Party Licensees, to provide a signed statement to this effect in accordance with Applicable Laws.  Alexion hereby grants to Eidos (and any Affiliate or Third Party Licensee of Eidos) a right of reference to all Regulatory Documents pertaining to Licensed Products submitted by or on behalf of Alexion, its Affiliates or, subject to Section 2.2(b), Sublicensees, for the purpose of seeking, obtaining and maintaining Regulatory Approval as applicable, of Licensed Products in the ROW Territory (or to seek any approvals from a Regulatory Authority required for the Development or Manufacturing of the Licensed Product in the Territory in accordance with Eidos’ retained rights).  If requested by Eidos, Alexion will, and will cause its Affiliates and, subject to Section 2.2(b), its Sublicensees, to provide a signed statement to this effect in accordance with Applicable Laws.

4.7Data Exchange and Use.

(a)For the ROW Territory.  During the Term, Alexion shall provide prompt high-level updates to Eidos through the Joint Development Committee described in Section 3.2(a) regarding any newly generated Regulatory Document and Product Data that (i) Alexion Controls, (ii) has been generated and finalized by or on behalf of Alexion or its Affiliates or Sublicensees with respect to the Licensed Products in the Field, (iii) is reasonably necessary or useful for Exploitation of the Licensed Product in the Field in the ROW Territory during the Term and (iv) that has not been previously provided or made accessible to Eidos and, upon Eidos’ reasonable request, Alexion shall promptly provide Eidos with copies of, in its then-current format and language, or reasonable access to, such Regulatory Document and Product Data, in each case solely to support the exercise of the right of reference granted to Eidos under Section 4.6 and the rights granted to Eidos under the following sentence.  With respect to any Product Data disclosed by Alexion to Eidos that is not available for use in Eidos’ Regulatory Documents through exercise of the right of reference granted under Section 4.6, Eidos shall have the right, subject in each case to Alexion’s prior written consent, not to be unreasonably withheld, conditioned or delayed, to use such Product Data solely to the extent necessary or useful to obtain or maintain Regulatory Approvals of the Licensed Products in the Field in the ROW Territory.

(b)For the Territory.  During the Term, Eidos shall provide prompt high-level updates to Alexion through the Joint Development Committee described in Section 3.2(a) regarding any newly generated Product Data that (i) Eidos Controls (ii) has been generated and finalized by or on behalf of Eidos or its Affiliates or Third Party Licensees with respect to the Licensed Compound or Licensed Products, (iii) is reasonably necessary or useful for Exploitation of the Licensed Product in the Field in the Territory during the Term and (iv) that has not been previously provided or made accessible to Alexion and, upon Alexion’s reasonable request, Eidos shall promptly provide Alexion with copies of, in its then-current format and language, any such Product Data.  Upon Alexion’s reasonable request, Eidos shall, subject to Section 2.5 and to the extent not already provided to Alexion under this Agreement, transfer to Alexion copies of, or reasonable access to, records relating to Eidos’ and its Affiliates’ and Third Party Licensees’ Development activities (including access to relevant databases and Product Data and copies of study reports), to the extent that such records are (A) Controlled by Eidos and (B) reasonably necessary or useful to Exploit the Licensed Products in the Field in the Territory.

4.8Adverse Events Reporting.  Promptly following the Effective Date, but in no event later than [***] thereafter, Alexion and Eidos shall develop and agree in a written agreement to worldwide safety and pharmacovigilance procedures for the Parties with respect to Licensed Products, such as safety data sharing and exchange, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”).  Such Pharmacovigilance Agreement shall describe the obligations of both Parties with respect to the coordination of collection, investigation, reporting and exchange of information between the Parties concerning adverse events or any other safety issue of any significance and product quality and product complaints involving adverse events, in each case with respect to Licensed Products and sufficient to permit each Party and its Affiliates, Third Party Licensees and Sublicensees to comply with its legal obligations with respect thereto.  The Pharmacovigilance Agreement shall be promptly updated if required by changes in Applicable Law. Each Party hereby agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, Third Party Licensees and Sublicensees to comply with such obligations.  Without limiting the foregoing, Eidos will be responsible for maintaining a global adverse event database for all Clinical Trials conducted in the Territory and the ROW Territory, [***].

4.9No Harmful Actions.  Each Party shall not, and shall use commercially reasonable efforts to cause its Affiliates, Sublicensees (with respect to Alexion), Third Party Licensees (with respect to Eidos) and Subcontractors not to, take any action with respect to the Licensed Compound or a Licensed Product that could reasonably be expected to have an adverse impact upon the other Party’s Regulatory Approval status of the Licensed Compound or any Licensed Product in the other Party’s Applicable Territory.  If a Party believes that the other Party is (or any of its Affiliates, Sublicensees (with respect to Alexion), Third Party Licensees (with respect to Eidos) or Subcontractors are) taking or intends to take any action with respect to the Licensed Compound or a Licensed Product that could have an adverse impact upon other Party’s Regulatory Approval status of the Licensed Compound or any Licensed Product in such Party’s Applicable Territory, then the Parties shall discuss in good faith a resolution of such concern.

4.10Notice of Regulatory Action.  Each Party shall promptly, but in any event within [***], notify the other Party of any information that it receives regarding any threatened or pending action, inspection or communication by or from a Third Party, including a Regulatory Authority, that would reasonably be expected to materially adversely affect the Exploitation of the Licensed Compound or Licensed Products in the Territory or the ROW Territory.

4.11Eidos Support.  In addition to the assistance Eidos has agreed to provide [***] under this Agreement, including under Section 4.3(c) and Section 4.5(d), the Parties understand and agree that it may be necessary for Alexion from time to time to seek additional guidance from Eidos, and Eidos hereby agrees to reasonably provide such additional guidance as a consultant upon the request of Alexion [***].  [***] shall invoice [***], and [***] shall pay [***] all amounts due under this Section 4.11 within [***] following receipt of the applicable Invoice.

Article 5
SUPPLY

5.1Clinical Supply Agreement.  Within [***] following the Effective Date, the Parties shall negotiate in good faith a clinical supply agreement containing supply terms and conditions consistent with the principles set forth on Exhibit 5.1 hereto (Supply Agreement Key Terms) and such other terms as are customary for such agreements, including provisions addressing technology transfer of the Eidos Know-How related to the Manufacture of the Licensed Compound and Licensed Products (the “Clinical Supply Agreement”), pursuant to which Eidos will Manufacture and supply to Alexion the Licensed Compound and Licensed Products for the Territory.

5.2Commercial Supply Agreement. At a time specified by Alexion, but in any event as soon as practicable after either (a) [***] or (b) [***], the Parties shall negotiate in good faith a commercial supply agreement on commercially reasonable terms for the commercial supply of Licensed Product in the Territory by Eidos to Alexion (the “Commercial Supply Agreement”).

5.3Third Party Supply.

(a)Eidos CMOs.  In the event that (i) the Parties fail to reach agreement on the Clinical Supply Agreement within [***], or such longer period as may be agreed by the Parties, (ii) the Parties fail to reach agreement on the Commercial Supply Agreement within [***], or such longer period as may be agreed by the Parties, or (iii) at any time during the term of the Commercial

Supply Agreement, Eidos commits a material breach of the Commercial Supply Agreement, then, in each case ((i) through (iii)), Alexion shall have the right to enter into direct supply agreements with Eidos’ CMOs for the purchase of Licensed Product directly from Eidos’ CMOs at all stages of the manufacturing supply chain and, upon Alexion’s request, Eidos will use commercially reasonable efforts to facilitate Alexion’s entry into such direct supply agreements with such CMOs.

(b)Technology Transfer.  If, after using commercially reasonable efforts, Alexion is unable to timely negotiate and enter into direct supply agreements with Eidos’ CMOs to allow for the direct purchase of the Licensed Product pursuant to Section 5.3(a), Alexion may require Eidos to conduct a technology transfer of the manufacturing process (including the transfer of the relevant QC methods) [***] from Eidos, its Affiliates and its CMOs to one or more CMOs of Alexion’s choice, and will provide the assistance reasonably necessary to effectuate such transfer and secure licensure of such CMOs’ facilities, such assistance to include providing to or securing for Alexion, [***], such reasonably sufficient access to data, other information and the personnel of Eidos, its Affiliates and CMOs, as may be necessary or useful for Alexion to enable its CMOs to Manufacture the Licensed Product (such transfer, a “Technology Transfer”); [***].

(c)Eidos’ CMO Agreements.  At least [***] prior to execution of any commercial supply agreement with a CMO, Eidos shall provide Alexion with a copy of the proposed terms of such commercial supply agreement.  [***].

5.4Quality Agreement.  Within [***] following the Effective Date, the Parties shall enter into a separate quality agreement that describes the responsibilities of each Party in the area of technical cooperation and quality assurance with respect to the supply of the Licensed Compound and Licensed Products for the Territory and containing terms and conditions customary for such agreements (the “Quality Agreement”).

Article 6
COMMERCIALIZATION

6.1Commercialization Diligence. Following [***], Alexion shall use Commercially Reasonable Efforts to [***].  Alexion will have no other diligence obligations with respect to the Commercialization of Licensed Products under this Agreement.

6.2Commercialization Activities.  Each Party shall have the sole right and responsibility, at its sole cost and expense, to conduct Commercialization activities with respect to the Licensed Compound and the Licensed Products in such Party’s Applicable Territory in its sole discretion.  Alexion will provide Eidos with written notice of the First Commercial Sale of each Licensed Product in the Field in the Territory as soon as reasonably practicable after such event; provided, however, that, Alexion will inform Eidos of such event prior to public disclosure of such event by Alexion.

6.3Licensed Product Trademarks.

(a)Each Party shall be solely responsible for developing, selecting, searching, registering and maintaining, and shall be the exclusive owner of, all Licensed Product Trademarks in such Party’s Applicable Territory, except as expressly set forth in Section 6.3(b) and Section 6.3(c).

(b)Eidos hereby grants to Alexion and its Affiliates (i) an exclusive, royalty-free, non-transferable (except in accordance with Section 13.2) license, with the right to grant sublicenses solely in connection with a sublicense of Commercialization rights with respect to a Licensed Product in the Field in the Territory under any Licensed Product Trademarks other than any Trademarks that include any corporate name or logo of Eidos or its Affiliates (such Licensed Product Trademarks, the “Licensed Product-Specific Trademarks”) for all uses in the Field in the Territory and (ii) a non-exclusive, royalty-free, non-transferable (except in accordance with Section 13.2) license, with the right to grant sublicenses solely in connection with a sublicense of Commercialization rights with respect to a Licensed Product in the Field in the Territory under any Licensed Product-Specific Trademarks for use in the Field in the ROW Territory solely in connection with the exercise of Alexion’s rights in the ROW Territory under Section 2.1(b).  During the Term, Eidos and its Affiliates shall not use any Licensed Product-Specific Trademark or any other Trademark that is confusingly similar to any Licensed Product-Specific Trademark in the Territory (except the use of the Licensed Product-Specific Trademarks in the Territory solely in connection with the performance of Eidos’ obligations or exercise of its retained rights in the Territory pursuant to Section 2.1(a)), or register or attempt to register any such Licensed Product-Specific Trademark or any other Trademark that is confusingly similar to any Licensed Product-Specific Trademark with any Governmental Authority in the Territory.

(c)Eidos hereby grants to Alexion and its Affiliates a non-exclusive, royalty-free, non-transferable (except in accordance with Section 13.2) license, with the right to grant sublicenses solely in connection with a sublicense of Commercialization rights with respect to a Licensed Product in the Field in the Territory under any Licensed Product Trademarks that include any corporate name or logo of Eidos or its Affiliates, for use solely in connection with the Exploitation of any Licensed Product in the Field in the Territory or, solely in connection with the exercise of Alexion’s rights in the ROW Territory under Section 2.1(b), in the Field in the ROW Territory.

(d)Alexion agrees that any Licensed Product Commercialized in the Field in the Territory under this Agreement in connection with any Licensed Product Trademark shall meet quality standards substantially as high as those maintained by Eidos as of the Effective Date and during the Term with respect to the use of such Licensed Product Trademark. Upon Eidos’ written request, Alexion shall provide samples of Alexion’s use of the Licensed Product Trademark in the Field in the Territory in order for Eidos to confirm compliance with the foregoing quality standards.  Notwithstanding anything in this Agreement to the contrary, Alexion shall have no obligation to use any Trademark licensed to Alexion under this Section 6.3 in any manner, including in connection with the Commercialization of any Licensed Products.

6.4No other Trademark Rights.  For the avoidance of doubt, except as expressly permitted by this Agreement or as otherwise agreed in writing by the Parties, neither Party will have any right to use the other Party’s or the other Party’s Affiliates’ Trademarks, corporate names or logos in connection with Exploitation of Licensed Products, without first obtaining the other Party’s written consent.

6.5Other Consultation.  Solely to the extent permitted by Applicable Law, the Parties may discuss [***].

6.6Diversion.  Subject to Applicable Law, each Party covenants and agrees that it shall not, and shall ensure that its Affiliates, Third Party Licensees (with respect to Eidos) and Sublicensees (with respect to Alexion) do not, either directly or indirectly, promote, market, distribute, import, sell or have sold any Licensed Products, including via the Internet or mail order, to any Third Party or to any address or Internet Protocol address or the like in the other Party’s Applicable Territory; provided that each Party shall have the right to attend conferences and meetings of congresses in the other Party’s Applicable Territory and to promote and market, for their Applicable Territory, Licensed Products to Third Party attendees at such conferences and meetings, subject to this Section 6.6.  Neither Party shall engage, or shall permit its Affiliates, Third Party Licensees (with respect to Eidos) or Sublicensees (with respect to Alexion) to engage, in any advertising or promotional activities relating to any Licensed Products for use directed primarily to customers or users of Licensed Products located in any country, jurisdiction or region in the other Party’s Applicable Territory, or solicit orders from any prospective purchaser that such Party has reason to believe intends to distribute such Licensed Product in any country, jurisdiction or region in the other Party’s Applicable Territory.  If a Party or any of its Affiliates, Third Party Licensees (with respect to Eidos) or Sublicensees (with respect to Alexion) receives any order for Licensed Products for use from a prospective purchaser that intends to distribute such Licensed Product in a country, jurisdiction or region in the other Party’s Applicable Territory, then such Party shall promptly, but in any event within [***], refer that order to such other Party and shall not accept any such orders.  Except as otherwise provided herein, neither Party shall, or shall permit its Affiliates, Third Party Licensees (with respect to Eidos) or Sublicensees (with respect to Alexion) to, deliver or tender (or cause or knowingly permit to be delivered or tendered) any Licensed Products for use in the other Party’s Applicable Territory.

Article 7
PAYMENTS

7.1Upfront Payment.  Alexion shall pay to Eidos a one-time, non-refundable, non-creditable upfront payment of Twenty-Five Million U.S. Dollars ($25,000,000) within [***] of the Effective Date.

7.2Equity Investment.  As of the Effective Date, the Parties have entered into a Stock Purchase Agreement, pursuant to which Alexion will purchase shares of Eidos’ Common Stock.

7.3[***] Milestone Payment. Alexion shall notify Eidos in writing promptly (but in no event later than [***] following achievement thereof) following the [***].  Alexion shall pay to Eidos a one-time, non-refundable, non-creditable milestone payment in the amount of Thirty Million U.S. Dollars ($30,000,000) within [***] after receipt of an Invoice therefor from Eidos.  For clarity, the milestone payment set forth in this Section 7.3 shall be [***].

7.4Royalty Payments to Eidos.

(a)Royalty Payments and Rates.  Subject to the provisions of Section 7.4(c), Alexion shall, on a Licensed Product-by-Licensed Product basis during the applicable Royalty Term, make royalty payments to Eidos on a [***] basis of [***] percent ([***]%) of the Net Sales of each Licensed Product sold in the Territory.

(b)Royalty Termination Date.  Following expiration of the Royalty Term for a given Licensed Product in the Territory: (i) no further royalties shall be payable in respect of sales of such Licensed Product in the Territory and (ii) the License granted to Alexion hereunder with respect to such Licensed Product in the Territory shall automatically become fully paid-up, perpetual, irrevocable and royalty-free.

(c)Royalty Reductions.

(i)Third Party Payments.  If Alexion (A) enters into any agreement with a Third Party (including any settlement agreement) to obtain rights under any Know-How or Patent Rights that are [***], (B) agrees pursuant to Section 11.8 to be responsible for payments under any New In-License Agreement pursuant to which Eidos has in-licensed any rights under any Know-How or Patent Rights that are [***], or (C) is subject to a final court or other binding order or ruling that the Exploitation of any Licensed Product by or on behalf of Alexion, its Affiliates or its Sublicensees under this Agreement infringes, misappropriates or otherwise violates any Third Party rights in Know-How or Patent Rights (each of (A), (B) and (C), a “Third Party Obligation”), then Alexion may offset against any royalty payments payable to Eidos under Section 7.4(a) (as reduced under Section 7.4(c)(ii) or Section 7.4(c)(iii)) in a given Calendar Quarter [***] of the amount of any upfront payments, milestone payments, royalties or other amounts paid by Alexion or its Affiliates pursuant to any Third Party Obligations in or prior to such Calendar Quarter, provided that in no event shall any amount payable to Eidos under Section 7.4(a) in a given [***] be reduced by more than [***] as a result of this Section 7.4(c)(i); [***].

(ii)Generic Entry.  If (A) a Generic Product is sold by a Third Party in the Territory in any Calendar Quarter during the Royalty Term for a Licensed Product and the Generic Competition Percentage in the Territory for such Calendar Quarter is greater than or equal to [***] or (B) a LP Generic Product is sold by a Third Party in the Territory in any Calendar Quarter during the Royalty Term for a Licensed Product and the LP Generic Competition Percentage in the Territory for such Calendar Quarter is greater than or equal to [***], then the royalty rate under Section 7.4(a) shall be reduced by [***] in such Calendar Quarter.

(iii)Valid Claim Expiration.  If, in any Calendar Quarter during the Royalty Term for a Licensed Product, there are no Valid Claims remaining within the Eidos Patents that Cover the composition of matter or method of use of such Licensed Product in the Territory, then the royalty rate under Section 7.4(a) shall be reduced by [***] in such Calendar Quarter and all subsequent Calendar Quarters during the Royalty Term.

(iv)Cumulative Reductions Floor.  In no event will the royalty rate under Section 7.4(a) in any given Calendar Quarter during the Royalty Term for any Licensed Product be reduced by more than [***] of the royalty rate that otherwise would have applied in such [***] for such Licensed Product but for the reductions set forth in Section 7.4(c)(i) through Section 7.4(c)(iii).  [***].

(d)Payments under Third Party Licenses as of or prior to the Effective Date.  Eidos shall be solely responsible for making all payments owed by it to Third Parties (including Stanford under the Stanford Agreement) under any agreement existing as of or prior to the Effective Date pursuant to which Eidos has obtained Control of any of the Eidos IP and Alexion shall not have any obligation to make any such payments on behalf of Eidos or as a sublicensee under any such agreement.

(e)Royalty Reports and Payments. Within [***] after the end of each Calendar Quarter, commencing with the Calendar Quarter of the First Commercial Sale of the first Licensed Product in the Territory, Alexion shall provide Eidos with a report that contains the following information for the applicable Calendar Quarter, on a Licensed Product-by-Licensed Product basis: (i) gross sales and Net Sales (including reasonable detail for deductions from gross sales to Net Sales) on a Licensed Product-by-Licensed Product basis, and (ii) the royalties payable under this Section 7.4 (including reasonable detail for any deductions to such royalties taken pursuant to Section 7.4(c)) for such Calendar Quarter.  Concurrently with the delivery of such report, Alexion shall pay to Eidos the royalties payable under this Section 7.4 for such Calendar Quarter.

(f)Payment Method, Currency, and Exchange Rate.  All payments to be made by Alexion to Eidos under this Agreement shall be made in Dollars by electronic funds transfer in immediately available funds to a bank account designated in writing by Eidos.  For the purposes of calculating any sums due under this Agreement, Alexion shall convert any amount expressed in a foreign currency into Dollar equivalents, calculated using the applicable currency conversion rate as published by Bloomberg, (a) for sales, at the close of business on the date Alexion records net revenue from the applicable sale or (b) for all other payments payable under this Agreement, on the day the payment obligation accrued.  In the event that the “applicable currency conversion rate” as published by Bloomberg is discontinued or no longer available, then the Parties shall mutually agree upon an alternate currency conversion index to be used for purposes of this Section 7.4.

(g)Interest.  Any undisputed payments not made when due under this Agreement as provided herein will bear interest at the lower of (a) the Prime Rate published in the Wall Street Journal (the “U.S. Prime Rate”) which applied on the first date on which such payment was delinquent plus [***] or (b) the maximum rate permitted by Applicable Law, in each case, compounded quarterly.  If the U.S. Prime Rate is no longer published, the Parties will agree upon another nationally recognized rate which has historically been substantially equivalent to the U.S. Prime Rate and utilize such rate retroactively to such time as the U.S. Prime Rate was no longer available.

7.5Taxes.

(a)Responsibility.  All payments under or in connection with this Agreement shall be inclusive of any Taxes and each Party shall be responsible for and shall bear, pay or set-off its own Taxes assessed by a tax or other authority except as otherwise set forth in this Agreement.

(b)Withholding Tax. If Applicable Law requires withholding by Alexion or its Affiliates of any Taxes imposed upon Eidos or its Affiliates on account of any royalties and other payments paid under this Agreement for the benefit of Eidos or its Affiliates, such Taxes shall be retained by Alexion or its Affiliates as required by such Applicable Law from such remittable royalty and other payment and shall be timely remitted by Alexion or its Affiliates to the proper Tax authorities on behalf of Eidos or its Affiliates.  Official receipts of the remittance by Alexion or its Affiliates of any such withholding Tax shall be reasonably promptly secured and sent by Alexion or its Affiliates to Eidos or its Affiliates as evidence of such payment.  The Parties shall cooperate and exercise their reasonable best efforts to ensure that any withholding Taxes imposed on Eidos or its Affiliates are reduced as far as possible under the provisions of any Applicable Law, including that Alexion will cooperate with Eidos to permit the payments made under this Agreement to qualify for the 0% withholding tax rate applicable to “royalties” pursuant to Article 12 of the 1997 Income Tax Treaty between the United States and Ireland to the greatest extent allowable by Applicable Law, such as through the provision of any forms, certifications or other documents that would permit a payment made under this Agreement to so qualify.  Notwithstanding the foregoing, the Parties acknowledge and agree that (i) under Applicable Law as of the date hereof, no amounts shall be withheld in respect of royalties or other amounts required to be paid by Alexion or its Affiliates to Eidos or its Affiliates pursuant to this Agreement and (ii) if a Party’s redomiciliation to (or assignment of this Agreement to an entity resident for purposes of an applicable Tax treaty in) a jurisdiction other than the jurisdiction in which such Party is resident for such purposes as of the date of this Agreement (but not, for the avoidance of doubt, a change in Applicable Law) leads to the imposition of withholding Tax liability on the other Party that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, then such Party will reimburse the other Party for any such additional or increased withholding Tax liability (except to the extent that the other Party can reclaim it, provided that the other Party will be reimbursed for any reasonable out of pocket costs incurred in the reclaim).

(c)Separate Transaction.  Eidos and Alexion agree that the transactions contemplated by this Agreement are separate and distinct from the acquisition of Eidos Common Stock pursuant to the Stock Purchase Agreement, and the payments by Alexion to Eidos under Section 7.1, Section 7.3 and Section 7.4 constitute consideration solely for the rights and obligations of this Agreement and not for the Eidos Common Stock acquired pursuant to the Stock Purchase Agreement.

7.6Financial Audits.

(a)By Eidos.  Alexion shall keep (and shall cause its Affiliates and Sublicensees to keep) complete and accurate records pertaining to the sale or other disposition of Licensed Products in reasonable detail to permit Eidos to confirm the accuracy of all royalty payments reported, for at least [***] following the end of the Calendar Year to which such records pertain.  Eidos shall have the right to cause an independent, certified public accountant of nationally recognized standing and reasonably acceptable to Alexion (the “Auditor”) to audit such records solely to confirm Net Sales and royalty payments for a period covering not more than the preceding [***], provided that such audits may not be performed more than [***].  Such audits shall be performed during normal business hours upon [***] prior written notice to Alexion.  The Auditor will execute a written confidentiality agreement that is acceptable to Alexion with Alexion and will disclose to Eidos only such information as is reasonably necessary to provide Eidos and Upstream Licensors with information regarding any actual or potential discrepancies between amounts reported and amounts actually paid or payable under this Agreement.  The report of the Auditor will include the methodology and calculations used to determine the results, will be delivered to Eidos and Alexion at the same time, and will be final [***] after delivery to both Parties, it being understood that either Party will have the right during [***] to discuss the report with the Auditor.  Any disputes with respect to the findings of such Auditor may be referred by either Party to the dispute resolution procedure set forth in Article 13 within [***]. [***].  [***] Alexion shall pay the amount of any underpayment disclosed in any undisputed Auditor’s report, together with any interest owed thereon within [***] after delivery to the Parties of the final Auditor’s report.  If such final Auditor’s report discloses an overpayment by Alexion of the amounts payable hereunder, Alexion shall have the right to offset such overpayment against future payments owed to Eidos under this Agreement following the audit in question.  Upon the expiration of [***] the calculation of royalty payments with respect to such [***] shall be binding [***].  Any disclosures or reports disclosed to Eidos under this Section 7.6(a) shall be Alexion’s Confidential Information.

(b)By Alexion.  Eidos shall keep (and shall cause its Affiliates and Sublicensees to keep) complete and accurate records pertaining to the FTE Costs and Out-of-Pocket Costs incurred by Eidos and its Affiliates in the conduct of (1) [***] and (2) if a [***] is initiated pursuant to Section 4.2(b), the applicable [***], for at least [***] following the end of the [***] to which such records pertain.  Upon [***] prior notice from Alexion, Eidos shall permit an independent certified public accounting firm of nationally recognized standing selected by Alexion and reasonably acceptable to Eidos, to examine, at Alexion’s sole expense, the relevant books and records of Eidos and its Affiliates as may be reasonably necessary to verify Eidos’ and its Affiliates’ FTE Costs and Out-of-Pocket Costs invoiced by Eidos under Section 4.11 or Section 4.3(b).  An examination by Alexion under this Section 7.6(b) shall occur not more than once in any Calendar Year and shall be limited to the pertinent books and records for any Calendar Year ending not more than [***].  The accounting firm shall be provided access to such books and records at Eidos’ or its Affiliates’ facility(ies) where such books and records are normally kept and such examination shall be conducted during Eidos’ normal business hours.  The auditor will execute a written confidentiality agreement that is acceptable to Eidos with Eidos and will disclose to Alexion only such information as is reasonably necessary to provide Alexion with information regarding any actual or potential discrepancies between amounts invoiced and such costs and expenses actually incurred by Eidos and its Affiliates.  Upon completion of the audit, the accounting firm shall provide both Eidos and Alexion with a written report disclosing any discrepancies in the invoices submitted by Eidos and such costs and expenses actually incurred by Eidos and its Affiliates, and, in each case, the specific details concerning any discrepancies.  [***].  Alexion shall pay the amount of any underpayment disclosed in any undisputed Auditor’s report, together with any interest owed thereon within [***] after delivery to the Parties of the final Auditor’s report.  If such final Auditor’s report discloses any overpayment by Alexion of the amounts payable hereunder, Alexion shall have the right to offset such overpayment against future payments owed to Eidos under this Agreement following the audit in question.  Any disclosures or reports disclosed to Alexion under this Section 7.6(b) shall be Eidos’ Confidential Information.

Article 8
CONFIDENTIALITY; PUBLICATION

8.1Confidential Information.  “Confidential Information” means all non-public Know-How or other confidential or proprietary information, including proprietary materials or information, ideas, inventions, discoveries, concepts, compounds, compositions, formulations, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, inventories, machines, techniques, development, designs, drawings, computer programs, skill, experience, documents, apparatus, results, clinical and regulatory strategies, regulatory documentation, information and submissions pertaining to or made in association with Regulatory Documents, data (including pharmacological, toxicological, and clinical data, raw data, analytical and quality control data, manufacturing data and descriptions, patent and legal data, market data, financial data or descriptions), devices, assays, chemical formulations, specifications, material, product samples and other samples, physical, chemical and biological materials and compounds, and the like, transferred, disclosed or otherwise made available by or on behalf of a Party (the “Disclosing Party”) to the other Party or its representatives (the “Receiving Party”) prior to, on or after the Effective Date, whether or not patentable and whether or not disclosed in written, oral graphical, machine-readable, electronic or other form or otherwise observed by the Receiving Party, and whether or not such information is marked as confidential or proprietary.  It is understood and agreed by the Parties that the terms and conditions of this Agreement will be considered Confidential Information of both Parties and kept confidential by each of the Parties as set forth in this Article 8.  For clarity, the Eidos IP will be Confidential Information of Eidos.

8.2Non-Disclosure and Non-Use Obligation.  Except as otherwise expressly set forth herein, the Receiving Party shall keep the Confidential Information of the Disclosing Party confidential using at least the same degree of care with which the Receiving Party holds its own confidential information, but in no event less than a commercially reasonable degree of care, and shall not (i) disclose such Confidential Information to any person or entity without the prior written approval of the Disclosing Party, except, solely to the extent necessary to exercise its rights or perform its obligations under this Agreement, to its employees, Affiliates, Sublicensees (with respect to Alexion), Third Party Licensees (with respect to Eidos) and contractors, consultants or agents who have a need to know such Confidential Information, all of whom will be similarly bound by the provisions of this Article 8 and for whose compliance herewith the Disclosing Party will be responsible, or (ii) use such Confidential Information for any purpose other than for the purposes contemplated by this Agreement.  The Receiving Party will use diligent efforts to cause the foregoing Persons to comply with the restrictions on use and disclosure of the Disclosing Party’s Confidential Information set forth in this Section 8.2, and shall be responsible for ensuring that such Persons maintain the Disclosing Party’s Confidential Information in accordance with this Article 8.

8.3Return of Confidential Information.  Upon the expiration or termination of this Agreement, the Receiving Party shall return to the Disclosing Party (or, as directed by the Disclosing Party, destroy) all Confidential Information of the Disclosing Party that is in the Receiving Party’s possession or control, except, with respect to Alexion as the Receiving Party, to the extent Alexion has continuing rights to use any such Confidential Information of Eidos pursuant to Section 7.4(b); provided, however, that one (1) copy of any Confidential Information of the Disclosing Party may be retained and stored solely for the purpose of determining its obligations under this Agreement, provided that the non-disclosure and non-use obligation under this Article 8 shall continue to apply to any such copy.  In addition, the Receiving Party shall not be required to return or destroy Confidential Information contained in any computer system back-up records made in the ordinary course of business, provided that such Confidential Information may not be accessed without the Disclosing Party’s prior written consent or as required by Applicable Law, and that such Confidential Information remains subject to the non-disclosure and non-use obligations under this Article 8.

8.4Exemption.  The foregoing confidentiality and non-use obligations shall not apply to: (i) information already in the possession of the Receiving Party prior to its disclosure by the Disclosing Party as evidenced by contemporaneous written records; (ii) information that is already in the public domain as of the date of disclosure to the Receiving Party or that comes into the public domain thereafter by publication or otherwise through no breach of the obligations of confidentiality and non-use hereunder by the Receiving Party, including with respect to Section 8.8; (iii) information that has been disclosed to the Receiving Party from another source free from any obligation of confidentiality and that was not directly or indirectly obtained from the Disclosing Party; or (iv) information that is developed independently by employees, subcontractors, consultants or agents of the Receiving Party or any of its Affiliates without use of, access to, or reliance upon the Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records.

8.5Permitted Disclosures.  In addition to the exceptions contained in Section 8.2 and Section 8.4, the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent (and solely to the extent) that such disclosure is reasonably necessary in the following instances:

(a)to comply with Applicable Law (including any securities law or regulation or the rules of a securities exchange pursuant to Section 8.6 below) or the order of a court of competent jurisdiction, provided that, where legally permissible, the Receiving Party promptly notifies the Disclosing Party of such obligation sufficiently prior to making such disclosure, so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and fully cooperates with the Disclosing Party, if so requested, in maintaining the confidentiality of such information by applying for a protective order or any similar legal instrument.  In any event, the Receiving Party shall only disclose such Confidential Information to the extent required under Applicable Law and shall continue to treat such information as Confidential Information for all other purposes under this Agreement;

(b)to prosecute or defend litigation or to otherwise exercise its rights or perform its obligations in Section 11.4, to obtain or maintain Regulatory Approvals and other regulatory filings and communications, to file or prosecute patent applications as contemplated by this Agreement and to enforce Patent Rights in connection with the Receiving Party’s rights and obligations pursuant to this Agreement; and

(c)to allow the Receiving Party to exercise its rights and perform its obligations under this Agreement, provided that such disclosure is covered by terms of confidentiality and non-use at least as restrictive as those set forth herein (but of duration customary in confidentiality agreements entered into for a similar purpose).

8.6Disclosure of Agreement.  Either Party may disclose the terms of this Agreement (a) to the extent required or advisable to comply with the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in the Territory, [***]; (b) to actual acquirers, permitted assignees, merger partners, existing investment bankers, investors and lenders or financing sources, provided that such Third Party has executed with such Party, and such Party has provided to the other Party, a copy of a confidentiality agreement (redacted for name of party, economic terms or other competitive information) with terms at least as protective with respect to Confidential Information as those contained herein, in a form reasonably acceptable to the other Party (which acceptance shall not be unreasonably withheld, conditioned or delayed) (but of duration customary in confidentiality agreements entered into for similar purpose), (c) for customary discussions and other disclosures with and to bona fide prospective acquirers, permitted assignees or merger candidates or to bona fide potential investment bankers, investors and lenders, or financing sources in a redacted form of this Agreement or its terms which shall be redacted in respect of financial terms, including payment amounts, provided that either Party may disclose an unredacted form of this Agreement (including the foregoing information regarding payments) to such parties, but only at such time as such Third Party has executed with such Party, and such Party has provided to the other Party, a copy of a confidentiality agreement (redacted for name of party, economic terms or other competitive information) with terms at least as protective with respect to Confidential Information as those contained herein, in a form reasonably acceptable to the other Party (which acceptance shall not be unreasonably withheld, conditioned or delayed) (but of duration customary in confidentiality agreements entered into for similar purpose), [***]; and (d) to the extent necessary to perform such Party’s obligations or exercise its rights under this Agreement, to any Upstream Licensor, or any actual or potential licensee, sublicensee or collaborator of such Party with respect to the Licensed Compound or Licensed Products, provided that (1) any such Upstream Licensor or actual or potential, licensee, sublicensee or collaborator agree in writing to be bound by obligations of confidentiality and non-use no less protective of the Disclosing Party than those set forth in this Article 8 [***].

8.7Publicity; Use of Name and Logo.  The Parties have agreed on a press release announcing this Agreement, which is attached hereto as Exhibit 8.7, to be issued by the Parties on such date and time as may be agreed by the Parties.  Except to the extent expressly permitted under this Agreement or, if executed, the Clinical Supply Agreement, the Commercial Supply Agreement the Quality Agreement or the Pharmacovigilance Agreement, or as required by Applicable Laws, each Party will not use the other Party’s or its Affiliates’ name or logo in any label, press release or product advertising, or for any other promotional purpose, without first obtaining the other Party’s written consent.

8.8Publications.  Except for disclosures permitted under this Article 8, neither Party shall have the right to make any publication or presentation that relates to the scientific or technical results of any Development activities with respect to the Licensed Products.  If either Party (the “Publishing Party”) wishes to publish or present in a public forum the scientific or technical results of any Development activities with respect to the Licensed Products, the Publishing Party shall provide the other Party the opportunity to review any proposed abstracts, manuscripts or scientific presentations (including verbal presentations) with respect thereto by delivering a copy thereof (if applicable) to the other Party at least [***] prior to their intended submission for publication.  The other Party shall have [***] from its receipt of any such copy of the proposed disclosure in which to notify the Publishing Party in writing of approval of the disclosure, such approval not to be unreasonably withheld, conditioned or delayed.  Each Party shall comply with (a) the other Party’s internal publication policy as well as its own internal publication policy, if any, (b) the other Party’s request to modify or delay the timing of any publication or presentation for patenting reasons, (c) the guidelines issued by the academic journals or scientific meetings applicable to the publication, and (d) guidelines by International Committee of Medical Journal Editors.  Each Party also will have the right to require that its Confidential Information that would be disclosed in a publication of the other Party be deleted prior to such publication.  Each Party will acknowledge the other Party’s contributions in any such publication unless otherwise instructed by such other Party.  In addition to the foregoing, with respect to any disclosures by Alexion, such disclosures will be subject at all times to any publicity or publication requirements set forth in any Upstream License of which Alexion is aware pursuant to Section 11.8.

8.9Engaging Individuals.  Each Party hereby agrees that all Persons engaged to perform any activities under this Agreement shall be contractually bound by confidentiality obligations at least as restrictive as the obligations of confidentiality and non-use set forth in this Article 8 prior to performing such activities.

8.10Survival.  This Article 8 shall survive the expiration or termination of this Agreement and shall remain in full force and effect for [***] after such expiration or termination.

Article 9
REPRESENTATIONS, WARRANTIES, AND COVENANTS

9.1Representations, Warranties and Covenants of Each Party.  Each Party represents and warrants to the other Party as of the Effective Date, and as applicable, covenants to the other Party, that:

(a)it is validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation and has the full right, power and authority to enter into this Agreement, conduct the activities allocated to it under this Agreement, grant the licenses and grant and assign the rights under this Agreement and disclose such information and Know-How that is disclosed in performance of its obligations under this Agreement;

(b)this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Law of any court, governmental body or administrative or other agency having jurisdiction over it;

(c)neither it, nor any of its Affiliates are party to any agreements, oral or written, that conflict with its obligations under this Agreement; and

(d)neither it, nor any of its Affiliates, have been debarred, and during the Term, neither it, nor any of its Affiliates shall use, in any capacity in connection with the obligations to be performed under this Agreement, any Person who has been debarred.  Each Party further covenants that if, during the Term of this Agreement, it becomes aware that it or any of its or its Affiliates’ employees or agents performing under this Agreement is the subject of any investigation or proceeding that could lead to that Party becoming a debarred entity or individual, an excluded entity or individual or a convicted entity or individual, such Party will promptly notify the other Party.

9.2Representations and Warranties of Eidos.  Eidos represents and warrants to Alexion as of the Effective Date, and as applicable, covenants, that:

(a) all Eidos Patents existing as of the Effective Date are set forth on Exhibit 1.41 hereto, and all Eidos Patents included therein are (i) valid and enforceable, (ii) being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law, and (iii) have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for such payments;

(b)except as set forth on Exhibit 9.2(b), Eidos is the sole and exclusive owner of the Eidos IP licensed by Eidos to Alexion under this Agreement except for that Eidos IP in-licensed under the Stanford Agreement, and Eidos exclusively Controls all right, title and interest in the Eidos IP licensed by Eidos and its Affiliates to Alexion under this Agreement;

(c)neither Eidos, nor any of its Affiliates, have previously assigned, transferred, conveyed or otherwise encumbered, and shall not assign, transfer, convey or other encumber during the Term, its right, title or interest in or to the Eidos IP in a manner that would prevent Alexion or its Affiliates, Subcontractors or Sublicensees from researching, Developing, Manufacturing or Commercializing Licensed Products or from otherwise exploiting its rights and licenses granted or assigned by Eidos hereunder;

(d) there are no claims, judgments or settlements against or pending, or amounts with respect thereto, owed by Eidos or any of its Affiliates, with respect to the Eidos IP and Eidos has not received written notice threatening any such claims, judgments or settlements;

(e) all information disclosed to Alexion by Eidos relating to the Eidos IP is, at the time of disclosure, accurate in all material respects;

(f)to Eidos’ knowledge, no person is infringing or threatening to infringe or misappropriate or threatening to misappropriate the Eidos Patents;

(g)each person who has or has had any rights in or to any Eidos IP owned by Eidos or its Affiliates existing as of the Effective Date has assigned and has executed an agreement assigning its entire right, title and interest in and to such Eidos IP to Eidos or its applicable Affiliate, and, to Eidos’ knowledge, each person who has or has had any rights in or to any Eidos IP that Eidos has in-licensed from a Third Party as of the Effective Date has assigned and has executed an agreement assigning its entire right, title and interest in and to such Eidos IP to such Third Party;

(h)it is entitled to grant the licenses and assign the rights according to Article 2 to Alexion, and that it has taken all appropriate measures under all Applicable Laws to grant such licenses and assign such rights; and

(i)to Eidos’ knowledge, other than the Eidos IP, there are no Patent Rights (including any Patent Rights Controlled by a Third Party) that would be infringed, either by Alexion or by Eidos, in the course of Alexion’s Exploitation of the Licensed Compound or any Licensed Product.

9.3Representations, Warranties and Covenants of Eidos Concerning the Stanford Agreement.  In addition to Section 9.2, Eidos represents and warrants to Alexion, as of the Effective Date that:

(a)the Stanford Agreement is in full force and effect and has not been materially modified or amended from that provided to Alexion as of the Effective Date;

(b)Eidos is in compliance, in all material respects, with the Stanford Agreement, and no circumstances exist which could reasonably be expected to result in a breach or default of the Stanford Agreement;

(c)Eidos has not waived any of its material rights under the Stanford Agreement, and, to its knowledge, no such material rights have lapsed or otherwise expired or been terminated;

(d)Eidos shall fulfill its obligations under the Stanford Agreement and shall not take any action or make any omission that would reasonably be expected to give rise to a termination right of Stanford under the Stanford Agreement;

(e)Eidos shall not terminate the Stanford Agreement either (i) in its entirety or (ii) in part in a manner that could reasonably be expect to adversely affect the License or any of Alexion’s rights or obligations under this Agreement, in each case without Alexion’s prior written consent;

(f)Eidos shall not modify or amend the Stanford Agreement, or waive any of its rights under the Stanford Agreement, in a manner that could reasonably be expected to adversely affect the License or any of Alexion’s rights or obligations under this Agreement, without Alexion’s prior written consent;

(g)Eidos shall furnish Alexion with copies of any breach notification that Eidos receives from Stanford in connection with the Stanford Agreement;

(h)Eidos shall furnish Alexion with copies of all notices and correspondence that Eidos receives from Stanford in connection with the Stanford Agreement relating to Alexion’s rights or obligations under this Agreement or that could reasonably be expected to adversely affect the License, within a reasonable period following Eidos’ receipt of the same; provided that Eidos may redact financial and confidential portions of any such notices and correspondence and any other information contained in such notices and correspondence that does not relate to or impact the License or any of Alexion’s rights or obligations under this Agreement; and

(i)Alexion may provide to any Affiliate or Sublicensee a copy of the Stanford Agreement and this Agreement; provided that such Affiliate or Sublicensee is subject to confidentiality and non-use obligations no less stringent than those set forth in Article 8.

9.4Covenant of Eidos.  Eidos covenants to Alexion that:

(a)during the Term, Eidos will not make any commitment to any Third Party in conflict with the rights granted by it hereunder; and

(b)Neither Eidos, nor any of its Affiliates, shall assign, transfer, convey or otherwise encumber during the Term, its right, title or interest in or to the Eidos IP in a manner that would prevent (i) Eidos from performing the ATTRibute Clinical Trials in accordance with this Agreement or (ii) Alexion or its Affiliates, Subcontractors and Sublicensees from researching, Developing, Manufacturing or Commercializing Products or from otherwise exploiting its rights and licenses granted or assigned by Eidos hereunder.

9.5Compliance with Law.

(a)Each Party hereby covenants to the other Party that, in the course of performing its obligations and exercising its rights under this Agreement, it shall comply with all Applicable Laws, including, as applicable, cGMP, GCP, and GLP standards, and will contractually obligate all Affiliates, permitted collaborators and Sublicensees (in the case of Alexion) to comply with such Applicable Laws in exercising their rights and fulfilling their obligations under this Agreement, and shall not knowingly employ or engage any Person who has been debarred by any Regulatory Authority, or, to its knowledge, is the subject of debarment proceedings by a Regulatory Authority.

(b)Eidos hereby covenants to Alexion that, in the course of Exploiting Licensed Compounds and Licensed Products, it shall comply with all Applicable Laws, including, as applicable, cGMP, GCP, and GLP standards, and will contractually obligate all Affiliates, permitted collaborators and Third Party Licensees to comply with such Applicable Laws in exercising their rights and fulfilling their obligations under this Agreement, and shall not knowingly employ or engage any Person who has been debarred by any Regulatory Authority, or, to its knowledge, is the subject of debarment proceedings by a Regulatory Authority.

(c)Without limiting the generality of Section 9.5(a), each Party will comply with all Applicable Laws concerning bribery, money laundering, or corrupt practices or which in any manner prohibit the giving of anything of value to any official, agent, or employee of any government, political party, or public international organization, candidate for public office, health care professional, or to any officer, director, employee, or representative of any other organization specifically including the U.S. Foreign Corrupt Practices Act, and the UK Bribery Act, in each case, in connection with the activities conducted pursuant to this Agreement.  Each Party will contractually obligate any contractors, subcontractors, Sublicensees, Third Party Licensees or other Persons that provide services to such Party in connection with this Agreement to comply with the Parties’ obligations under this Section 9.5(c).

9.6NO OTHER WARRANTIES.  EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 9, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF EIDOS OR ALEXION; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE EXPRESSLY DISCLAIMED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY WITH RESPECT TO THE LICENSED COMPOUND OR LICENSED PRODUCT.

Article 10
INDEMNIFICATION

10.1By Alexion.  Alexion shall indemnify, defend and hold harmless Eidos, its Affiliates, and their directors, officers, employees and agents, and their respective successors, heirs and assigns (individually and collectively, the “Eidos Indemnitee(s)”) from and against all losses, liabilities, damages, judgments, awards, costs and expenses (including reasonable attorneys’ fees) (individually and collectively, “Losses”) incurred in connection with any claims, demands, actions, suits or other proceedings by any Third Party (individually and collectively, “Third Party Claims”) to the extent arising from: (a) the Exploitation of the Licensed Products by or on behalf of Alexion or any of its Affiliates, Sublicensees or Subcontractors (but excluding (1) [***] and (2) [***] (b) the gross negligence or willful misconduct of Alexion or its Affiliates, Sublicensees or Subcontractors, or any Alexion Indemnitees, (c) Alexion’s breach of any of its representations or warranties made in or pursuant to this Agreement or any Alexion covenants or obligations set forth in or entered into pursuant to this Agreement, or (d) failure of Alexion or its Affiliates, Sublicensees or Subcontractors to abide by any Applicable Laws, in each case of clauses (a) through (d) above, except to the extent such Losses arise out of any matter for which Eidos has obligations of indemnification pursuant to Section 10.2, with respect to which each Party will indemnify the other in proportion to their respective liability for such Losses.

10.2By Eidos.  Eidos shall indemnify, defend and hold harmless Alexion, its Affiliates, and their directors, officers, employees and agents, and their respective successors, heirs and assigns (individually and collectively, the “Alexion Indemnitee(s)”) from and against all Losses incurred in connection with any Third Party Claims to the extent arising from (a) the Exploitation of the Licensed Products by or on behalf of Eidos or any of its Affiliates, Third Party Licensees or Subcontractors, (b) the gross negligence or willful misconduct of Eidos or its Affiliates, Third Party Licensees or Subcontractors, or any Eidos Indemnitees, (c) Eidos’ breach of any of its representations or warranties made in or pursuant to this Agreement or any Eidos covenants or obligations set forth in or entered into pursuant to this Agreement, or (d) failure of Eidos or its Affiliates, Third Party Licensees or Subcontractors to abide by any Applicable Laws, in each case of clauses (a) through (d) above, except to the extent such Losses arise out of any matter for which Alexion has obligations of indemnification pursuant to Section 10.1, with respect to which each Party will indemnify the other in proportion to their respective liability for such Losses.

10.3Indemnification Procedure.  In the event that a Party seeks indemnification hereunder with respect to a Third Party Claim, the Party seeking indemnification (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing (an “Indemnification Claim Notice”) of any Third Party Claim in respect of which it intends to claim indemnification under this Article 10 upon actual knowledge of any such claim or proceeding resulting in Losses, but in no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice.  The Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Losses (to the extent that the nature and amount of such Losses is known at such time).  The Indemnifying Party may, at its option, assume exclusive control of the defense and settlement of the Third Party Claim, subject to the limitations on settlement set forth below.  If the Indemnifying Party assumes such defense, then such assumption by the Indemnifying Party will not be construed as an acknowledgement that the Indemnifying Party is liable to indemnify the Indemnified Party of any defenses it may assert against the Indemnified Party’s claim for indemnification and the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party (the Indemnifying Party will consult with the Indemnified Party with respect to a possible conflict of interest of such counsel retained by the Indemnifying Party).  The Indemnified Party will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party.  If the Indemnifying Party does not commence actions to assume control of the defense of a Third Party Claim within [***] after the receipt by the Indemnifying Party of the Indemnification Claim Notice required pursuant to this Section 10.3, the Indemnified Party will have the right to defend such claim in such manner as it may deem appropriate at the reasonable cost and expense of the Indemnifying Party.  The Indemnified Party shall cooperate as may be reasonably requested by the Indemnifying Party (and at the Indemnifying Party’s expense) in order to ensure the proper and adequate defense of any action, claim or liability covered by this indemnification.  The Indemnifying Party may not settle or otherwise dispose of any Third Party Claim without the prior written consent of the Indemnified Party unless such settlement includes only the payment of monetary damages (which are fully paid by the Indemnifying Party), does not impose any injunctive or equitable relief upon the Indemnified Party, does not require any admission or acknowledgment of liability or fault of the Indemnified Party and contains an unconditional release of the Indemnified Party in respect of such Third Party Claim.  Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party will admit any liability with respect to or settle or otherwise dispose of any Third Party Claim for which the Indemnifying Party may be liable for Losses under this Agreement without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld.

10.4Mitigation of Loss.  Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and actions as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any claims (or potential losses or damages) under this Article 10. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

10.5Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT or the exercise of its rights or the performance of its obligations hereunder, including any lost profits arising out of this agreement, in each case, however caused and on any theory of liability whether in contract, tort, negligence, breach of statutory duty or otherwise, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTION 10.1 OR SECTION 10.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER Article 8 OR, WITH RESPECT TO EIDOS, SECTION 2.7.

10.6Insurance.  Each Party shall procure and maintain insurance, including product liability insurance, with respect to its activities hereunder that is consistent with normal business practices of prudent companies similarly situated at all times during which any Licensed Product is being clinically tested in human subjects or commercially distributed or sold.  Each Party shall provide the other Party with evidence of such insurance upon request and shall provide the other Party with written notice at least [***] prior to the cancellation, non-renewal or material changes in such insurance.  Notwithstanding the foregoing, either Party may self-insure in whole or in part the insurance requirements described above, provided such Party continues to be investment grade determined by reputable and accepted financial rating agencies.  Such insurance shall not be construed to create a limit of each Party’s liability with respect to its indemnification obligations under this Article 10.

Article 11
INTELLECTUAL PROPERTY

11.1Ownership. As between the Parties, each Party shall own and retain ownership of all Know-How and Patent Rights (a) owned by such Party as of the Effective Date or that come into the Control of such Party during the Term outside the scope of this Agreement, or (b) invented by the employees or representatives of such Party in the course of performance of activities pursuant to this Agreement.  Inventorship of any inventions conceived or reduced to practice in the course of performance of activities pursuant to this Agreement shall be determined in accordance with U.S. patent laws.

11.2Patent Prosecution.

(a)Eidos Patents.

(i)As between the Parties, Eidos shall have the first right to control, and shall use diligent, good faith efforts to conduct, in consultation with Alexion, the Patent Prosecution of all Eidos Patents in the Territory, [***].  Without limiting the foregoing, Eidos shall file Eidos Patents in the Territory claiming any Eidos Know-How identified by Alexion as suitable for patenting purposes, as reasonably requested by Alexion, provided, however, that if prosecuting such Know-How would materially harm Eidos, Eidos’ Patent Rights strategy or Patents Rights with respect to other products, Eidos will notify Alexion of such circumstance and shall not be required to prosecute Patent Rights claiming such Know-How.  If Eidos intends to abandon the Patent Prosecution of any Eidos Patent in the Territory, Eidos shall give Alexion prompt notice thereof (not less than [***] before any action is required to avoid abandonment or lapse), and Alexion shall have the right to continue such Patent Prosecution of such Eidos Patent in the Territory, [***].  To effect Alexion’s right to assume Eidos’ prosecution rights and obligations with respect to any Eidos Patent in the Territory pursuant to this Section 11.2(a)(i), Eidos shall reasonably cooperate with and assist Alexion in connection with its activities under this Section 11.2(a)(i), upon Alexion’s reasonable request, including by making scientists and scientific records reasonably available and the execution of all such documents and instruments and the performance of such acts as may be reasonably necessary in order to permit Alexion to continue any Patent Prosecution of such Eidos Patent.

(ii)Eidos shall have the sole right to control, in its sole discretion, the Patent Prosecution of all Eidos Patents outside the Territory, [***].

(iii)The Party conducting Patent Prosecution of any Patent Right under Section 11.2(a) shall consult with the other Party and keep such other Party reasonably informed of the Patent Prosecution of the Patent Rights in the Territory.  The prosecuting Party shall provide the other Party with copies of all material correspondence received from any patent authority in the Territory in connection therewith.  In addition, the prosecuting Party shall provide the other Party with drafts of all proposed material filings and correspondence to any patent authority in the Territory in connection with the Patent Prosecution of the Patents Right at least [***] prior (or such shorter period prior if it is not reasonably practicable to provide such copies [***] prior) to filing to allow for review and comment by such other Party, and shall consider in good faith timely comments from such other Party thereon; [***].  The prosecuting Party shall also furnish the other Party with copies of all final filings and responses made to any patent authority in the Territory with respect to the Patent Rights being prosecuted by such Party in a timely manner following submission thereof.

(b)Other Patents.  Except as expressly set forth in this Section 11.2, each Party shall have the sole right, in its sole discretion, to conduct Patent Prosecution with respect to any and all Patent Rights owned or Controlled by such Party, [***].

(c)Cooperation.  Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent Prosecution efforts under this Section 11.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

11.3Patent Enforcement.

(a)Notice.  Each Party shall notify the other within [***] of becoming aware of any alleged or threatened infringement by a Third Party of any of the Eidos Patents or any related declaratory judgment or equivalent action alleging the invalidity, unenforceability or non-infringement of any Eidos Patents anywhere in the world.

(b)Enforcement Rights.

(i)Alexion shall have the first right, but not the obligation, in its sole discretion, to bring and control any legal action to enforce the Eidos Patents against any Third Party engaged in any infringement of the Eidos Patents related to a compound or product that competes with (or that would compete with if commercialized) a Licensed Compound or a Licensed Product in the Field in the Territory (a “Product Infringement”), [***].  For clarity, Product Infringement excludes any adversarial Patent Prosecution proceedings.  Alexion shall give Eidos advance notice of Alexion’s intent to file any such suit or take any such action and the reasons therefor, and shall provide Eidos with an opportunity to make suggestions or comments regarding such suit or action.  Thereafter, Alexion shall keep Eidos promptly informed, and shall from time to time consult with Eidos regarding the status of any such suit or action.  In the event Alexion does not bring any such legal action within [***] (or settle or otherwise secure the abatement of such Product Infringement action) or ceases to diligently pursue such Product Infringement action, Eidos may bring and control any legal action to enforce the Eidos Patents against such Product Infringement, [***].

(ii)Eidos shall have the sole right, but not the obligation, in its sole discretion, to bring and control any legal action to enforce Eidos Patents against any infringement in the ROW Territory, [***], provided that Eidos notifies Alexion of any such legal action reasonably in advance, and considers in good faith Alexion’s comments with respect thereto.

(c)Other Patents.  Except as expressly set forth in this Section 11.3, each Party shall have the sole right, in its sole discretion, to enforce against any infringement any and all Patent Rights owned or Controlled by such Party, [***].

(d)Cooperation.  At the request of the Party bringing an action under Section 11.3(b), the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery, facilitating registration of licenses and joining as a party to the action if required by Applicable Law to pursue such action, [***].

(e)Recoveries.  Any recoveries resulting from any action under Section 11.3(b)(i) in the Territory shall be first applied against payment of each Party’s costs and expenses in connection therewith.  [***].

11.4Infringement of Third Party Rights.

(a)Notice.  If (i) any Licensed Compound or Licensed Product used or sold by Alexion, its Affiliates or Sublicensees in the Territory becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right or other rights in the Territory that are owned or controlled by such Third Party or (ii) any Licensed Compound or Licensed Product used or sold by Eidos, its Affiliates or Third Party Licensees in the ROW Territory becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right or other rights in the ROW Territory, then the Party becoming aware of such claim or assertion shall promptly notify the other Party within [***] after receipt of such claim or assertion and such notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing.  The Parties shall assert and not waive the joint defense privilege with respect to any communications between the Parties in connection with the defense of such claim or assertion.

(b)Defense by Alexion.  As between the Parties, Alexion shall be solely responsible for the defense of any such infringement claims in the Field in the Territory with respect to the activities of Alexion, its Affiliates or Sublicensees, [***], and Eidos shall provide reasonable assistance to Alexion [***]; provided that Alexion shall not agree to any settlement, consent to judgment or other voluntary final disposition in connection with such defense action without Eidos’ consent (such consent not to be unreasonably withheld, conditioned or delayed) if such settlement, consent to judgment or other voluntary final disposition would (i) result in the admission of any liability or fault on behalf of Eidos, (ii) result in or impose any payment obligations upon Eidos, or (iii) subject Eidos to an injunction or otherwise limit Eidos’ ability to take any actions or refrain from taking any actions under this Agreement or with respect to any Licensed Compound or Licensed Product.  Alexion shall keep Eidos informed on the status of such defense action, and Eidos shall, at its own expense, (A) provide reasonable support to Alexion upon Alexion’s reasonable request; and (B) have the right, but not the obligation, to participate or be separately represented in such defense action at its sole option and expense.

(c)Defense by Eidos.  As between the Parties, Eidos shall be solely responsible for the defense of any such infringement claims with respect to Eidos’ activities, including any such infringement claim in the Territory or in the ROW Territory, [***], and Alexion shall provide reasonable assistance to Eidos [***]; provided that Eidos shall not agree to any settlement, consent to judgment or other voluntary final disposition in connection with such defense action without Alexion’s consent (such consent not to be unreasonably withheld, conditioned or delayed) if such settlement, consent to judgment or other voluntary final disposition would (i) result in the admission of any liability or fault on behalf of Alexion, (ii) result in or impose any payment obligations upon Alexion, or (iii) subject Alexion to an injunction or otherwise limit Alexion’s ability to take any actions or refrain from taking any actions under this Agreement or with respect to any Licensed Compound or Licensed Product.  Eidos shall keep Alexion informed on the status of such defense action, and Alexion shall, at its own expense, (A) provide reasonable support to Eidos upon Eidos’ reasonable request; and (B) have the right, but not the obligation, to participate or be separately represented in such defense action at its sole option and expense.

11.5Upstream License.  To the extent that an Upstream Licensor of Eidos has retained any right to prosecute or enforce any Eidos Patents or otherwise be involved in such activities pursuant to the Upstream License granting Eidos a license thereto (including pursuant to the Stanford Agreement), [***].  Notwithstanding anything to the contrary in this Agreement, this Section 11.5 shall only be in effect to the extent that Eidos has notified Alexion of the relevant rights and obligations under the Upstream License pursuant to Section 11.8.

11.6Licensed Product-Specific Trademarks.

(a)Ownership and Prosecution of Licensed Product-Specific Trademarks.  Eidos shall own all right, title, and interest to the Licensed Product-Specific Trademarks (including relevant registrations and applications) in the ROW Territory and the Territory, and shall be responsible for the registration, prosecution, maintenance and renewal thereof; provided that Alexion shall have the right to provide input on the overall strategy for such registration, prosecution, maintenance and renewal in the Territory, and Eidos shall consider such input in good faith.  All costs and expenses of registration, prosecuting, maintaining and renewing the Licensed Product-Specific Trademarks shall be borne solely by [***].  If Eidos intends to abandon the prosecution of (including any decision to not renew) any Licensed Product-Specific Trademark in the Territory, Eidos shall give Alexion prompt notice thereof (not less than [***] before any action is required to avoid abandonment or lapse), and Alexion shall have the right to continue such prosecution of such Licensed Product-Specific Trademark in the Territory, [***].

(b)Enforcement of Licensed Product-Specific Trademarks.  Eidos shall have the sole right and responsibility for taking such action as Eidos, after consultation with Alexion, deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, or other violation of, or unfair trade practices or any other like offense relating to, the Licensed Product-Specific Trademarks by a Third Party in the Territory.  [***] shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 11.6(b) and any settlements and judgments with respect thereof, and shall retain any damages or other amounts collected in connection therewith.  Subject to the foregoing, Alexion may elect at its expense to participate in the enforcement of the Licensed Product-Specific Trademarks in the Territory.  In the event that Eidos fails to assume responsibility for such enforcement, Alexion shall have the sole right and responsibility for such action, in which case [***] shall bear all costs and expenses and shall retain any damages or other amounts collected in connection therewith.

(c)Third Party Claims.

(i)Defense by Alexion.  Alexion shall have the sole right and responsibility for defending against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Licensed Product-Specific Trademarks by Alexion, its Affiliates or Sublicensees in the Territory infringes, dilutes or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use or registration of the Licensed Product-Specific Trademarks by Alexion, its Affiliates or Sublicensees in the Territory.  [***] shall bear the costs and expenses relating to any defense commenced pursuant to this Section 11.6(c)(i) and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

(ii)Defense by Eidos.  Eidos shall have the sole right and responsibility for defending against any alleged, threatened, or actual claim by a Third Party that Eidos’ use or registration of the Licensed Product-Specific Trademarks in the Territory in accordance with this Agreement infringes, dilutes or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with Eidos’ use of any Licensed Product-Specific Trademark in the Territory in accordance with this Agreement; provided that Eidos shall not agree to any settlement, consent to judgment or other voluntary final disposition in connection with such defense action without Alexion’s consent (such consent not to be unreasonably withheld, conditioned or delayed) if such settlement, consent to judgment or other voluntary final disposition would (i) result in the admission of any liability or fault on behalf of Alexion, (ii) result in or impose any payment obligations upon Alexion, or (iii) subject Alexion to an injunction or otherwise limit Alexion’s ability to take any actions or refrain from taking any actions under this Agreement or with respect to any Licensed Compound or Licensed Product.  [***] shall bear the costs and expenses relating to any defense commenced pursuant to this Section 11.6(c)(ii) and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

(d)Notice and Cooperation.  Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Licensed Product-Specific Trademarks in the Territory and of any actual or threatened claim that the use of the Licensed Product-Specific Trademarks in the Territory violates the rights of any Third Party.  Each Party agrees to cooperate fully with the other Party with respect to any enforcement action or defense commenced pursuant to this Section 11.6(d), including cooperation required to permit required registration of trademark licenses within the Territory.

11.7Common Interest Agreement.  All information exchanged between the Parties regarding the prosecution and maintenance, and enforcement and defense, of Eidos Patents under this Article 11 will be deemed Confidential Information of the disclosing Party.  In addition, the Parties acknowledge and agree that, with regard to such prosecution and maintenance, and enforcement and defense, the interests of the Parties as collaborators and licensor and licensee are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature.  The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Patent Rights under this Article 11, including privilege under the common interest doctrine and similar or related doctrines.  Notwithstanding anything to the contrary contained herein, to the extent a Party has a good faith belief that any information required to be disclosed by such Party to the other Party under this Article 11 is protected by attorney-client privilege or any other applicable legal privilege or immunity, such Party will not be required to disclose such information, and the Parties will in good faith cooperate to agree upon a procedure (including entering into a specific common interest agreement, disclosing such information on a “for counsel eyes only” basis or similar procedure) under which such information may be disclosed without waiving or breaching such privilege or immunity.

11.8New In-License Agreements.

(a)If Eidos or its Affiliate is planning to enter into an agreement during the Term with a Third Party (other than a Third Party Licensee) under which Eidos or its Affiliate obtains a license or rights to Patent Rights or Know-How that are necessary or useful for the Exploitation of the Licensed Compound or Licensed Product in the Field in the Territory [***].

(b)Subject to Section 11.8(a), if Eidos or its Affiliate enters into an agreement during the Term with a Third Party under which Eidos or its Affiliate obtains a license or rights to Patent Rights or Know-How that are necessary or useful for the Exploitation of the Licensed Compound or Licensed Product in the Field in the Territory, Eidos shall provide Alexion with prompt written notice thereof, as well as (i) [***], and (iii) a copy of such Third Party agreement, including references to the applicable provisions of such Third Party agreement with which Alexion must agree to comply with as a sublicensee of the rights; [***].

(c)If Alexion notifies Eidos in writing that such Patent Rights or Know-How licensed under such agreement should be included within the Eidos IP and agrees that it will comply with all applicable provisions of such New In-License Agreement, then (a) such agreement will be deemed to be a “New In-License Agreement” hereunder, (b) the Patent Rights and Know-How in-licensed under such New In-License Agreement will be deemed “Controlled” by Eidos (or its Affiliate, as applicable) and included within Eidos IP except for the purposes of determining the Royalty Term and whether a Licensed Product is Covered by a Valid Claim under Section 7.4(c)(iii) (i.e. a Patent Right in-licensed under such New In-License Agreement will not be deemed an Eidos Patent for those purposes), (c) any Third Party payments under such New In-License Agreement will be allocated between the Parties as provided above and (d) the provisions of Section 9.3(d) through Section 9.3(i) shall apply, mutatis mutandis, to such New In-License Agreement.  If Alexion does not elect to include such Patent Rights or Know-How in-licensed under such agreement as Eidos IP hereunder, then (A) such agreement will not be deemed to be a New In-License Agreement hereunder and (B) the Patent Rights and Know-How in-licensed under such agreement will not be deemed to be “Controlled” by Eidos (or its Affiliate, as applicable) or included within the Eidos IP, and Alexion will have no license or rights to such Patent Rights or Know-How.

Article 12
TERMS AND TERMINATION

12.1Term.  This Agreement shall be effective as of the Effective Date, and shall continue, unless terminated earlier in accordance with this Article 12, until expiration of the last Royalty Term for the last Licensed Product in the Field in the Territory (the “Term”).

12.2Termination.

(a)Termination by Alexion for Convenience. At any time, Alexion may terminate this Agreement in its entirety for convenience by providing written notice of termination to Eidos, which notice includes an effective date of termination at least [***] after the date of the notice.

(b)Termination for Material Breach.

(i)If either Party believes in good faith that the other is in material breach of this Agreement, then the non-breaching Party may deliver written notice of such breach to the other Party.  For any such alleged material breach, the allegedly breaching Party shall have [***] (or, in the case of a payment breach, [***]) from the receipt of the initial notice to cure such breach.  If the Party receiving notice of material breach fails to cure the breach within such [***] (or [***]) day period, then the non-breaching Party may terminate this Agreement in its entirety effective on written notice of termination to the other Party.  Notwithstanding the foregoing, if such material breach (other than a payment breach), by its nature, is curable, but is not reasonably curable within the [***] period, then such period shall be extended if the breaching Party provides a written plan for curing such breach to the non-breaching Party and uses commercially reasonable efforts to cure such breach in accordance with such written plan; provided, that no such extension shall exceed an additional [***] without the consent of the non-breaching Party.

(ii)In case the Party alleged under Section 12.2(b)(i) to have committed a material breach of this Agreement (the “Defaulting Party”) by the other Party (the “Non-Defaulting Party”) disputes the existence or materiality of such material breach, then the issue of whether the Non-Defaulting Party may properly terminate this Agreement on expiration of the applicable cure period shall be resolved in accordance with Section 13.6.  If, as a result of such dispute resolution proceeding, it is determined that the Defaulting Party committed a material breach and the Defaulting Party does not cure such material breach within [***] after the date of such determination (the “Additional Cure Period”), then such termination shall be effective as of the expiration of the Additional Cure Period.  If the Parties dispute whether such material breach was so cured, such dispute shall also be determined in accordance with Section 13.6.  This Agreement shall remain in full force and effect while any such dispute resolution proceeding is pending, such proceeding shall not suspend any obligations of either Party hereunder, and each Party shall use reasonable efforts to mitigate any damage.  If, as a result of such dispute resolution proceeding, it is determined that (A) the Defaulting Party did not commit such breach, (B) such breach was not material or (C) such breach was cured in accordance with this Section 12.2(b), then no termination shall be effective, and this Agreement shall continue in full force and effect.

(c)Termination by Eidos for [***].  If Alexion, its Affiliates and Sublicensees do not [***], then Eidos may terminate this Agreement in its entirety with [***] written notice to Alexion, unless within such [***] period Alexion provides to Eidos reasonable documentation evidencing [***].

(d)Termination by Eidos for Patent Challenges.  Eidos has the right, in its sole discretion, to terminate this Agreement in its entirety upon written notice to Alexion, in the event that Alexion or any of its Affiliates or Sublicensees directly or indirectly commences any interference or opposition proceeding, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any Eidos Patents (“Patent Challenge”), provided that, Eidos will not have the right to terminate this Agreement under this Section 12.2(d) if (i) Alexion causes such Patent Challenge to be terminated or dismissed (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges in which the challenging party does not have the power to unilaterally cause the Patent Challenge to be withdrawn, withdraws or causes its Affiliate or Sublicensee to withdraw as a party from such Patent Challenge and to cease actively assisting any other party to such Patent Challenge), (ii) Alexion, with respect to a Sublicensee, terminates such Sublicensee’s sublicense to the Patent Rights being challenged by the Sublicensee (or if Alexion has provided such Sublicensee with written notice of such termination and is enforcing such termination in accordance with the applicable sublicense agreement), in each case (i) and (ii), within [***] of Eidos’ notice to Alexion under this Section 12.2(d), (iii)  the Patent Challenge is in defense of any claim first brought by Eidos, its Affiliates or Third Party Licensees or (iv) the activities constituting the Patent Challenge are required under a court order or subpoena.

(e)Termination for Insolvency.  Each Party shall have the right to terminate this Agreement upon delivery of written notice to the other Party in the event that (i) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (ii) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within [***] of its filing, or (iii) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors (each of (i) through (iii), an “Insolvency Event”).

12.3Effect of Termination.  In the event of any termination of this Agreement for any reason:

(a)Except as expressly set forth in this Agreement (including Section 12.7), all rights and obligations of the Parties shall immediately terminate, including the License; provided, however, that any Sublicensee will, as of the effective date of termination of this Agreement, automatically and without any additional consideration become a direct licensee of Eidos with respect to the rights sublicensed to the Sublicensee by Alexion under this Agreement, so long as (i) such Sublicensee is not in breach of its sublicense agreement with Alexion, (ii) such Sublicensee agrees in writing to comply with all of the terms of this Agreement to the extent applicable to the rights originally sublicensed to it by Alexion, and (iii) such Sublicensee agrees to pay directly to Eidos such Sublicensee’s payments under this Agreement to the extent applicable to the rights sublicensed to it by Alexion.  The foregoing shall not apply if a Sublicensee provides written notice to Eidos that it does not wish to receive and retain the rights afforded to it pursuant to this Section 12.3.  At Alexion’s request, Eidos will enter into a standby license with any Sublicensee confirming the benefits conferred on such Sublicensee by this Section 12.3.

(b)Upon Eidos’ written request to Alexion, which notice may only be delivered within [***] following the [***], Alexion will promptly, subject to the terms and conditions of this Agreement (including the rights of a Sublicensee under Section 12.3(a)):

(i)grant, and hereby does grant, and will cause its Affiliates and its Sublicensees (subject to Section 2.2(b)) to grant, subject to the terms of this Section 12.3(b)(i), to Eidos and its Affiliates an [***] (the “Reversion License”); provided that (A) Eidos shall be responsible for (1) making any payments (including royalties, milestones and other amounts) payable by Alexion to Third Parties under any Third Party agreements with respect to the Alexion Technology that is the subject of the Reversion License by making such payments directly to Alexion and, in each case, Eidos shall make the requisite payments to Alexion and provide the necessary reporting information to Alexion in sufficient time to enable Alexion to comply with its obligations under such Third Party agreements, and (2) complying with any other obligations included in any such Third Party agreements that are applicable to the grant to Eidos of such Reversion License or the exercise of such Reversion License by Eidos or any of its Affiliates or Third Party Sublicensees and (B) Alexion can terminate the Reversion License with respect to any Patent Right or Know-How that is in-licensed under a Third Party agreement if Eidos does not comply with the obligations under such Third Party agreement as described in clause (A) of this proviso, provided that Eidos shall not be responsible for such payments, and Alexion may not be able to terminate the Reversion License, if Eidos is not aware of the relevant rights and obligations under such Third Party agreement.  The Reversion License will be fully paid-up and royalty-free except in the event this Agreement is terminated by Alexion pursuant to Section 12.2(b) or by Eidos pursuant to Section 12.2(c), in which case, the Reversion License will be royalty-bearing.  If such termination is by Alexion pursuant to Section 12.2(b) or by Eidos pursuant to Section 12.2(c), the Parties will negotiate in good faith on a commercially reasonable royalty rate for such Reversion License.  If the Parties are unable to agree on the financial terms of such license agreement, the matter shall be resolved in accordance with Exhibit 12.3(b)(i);

(ii)[***]; and

(iii)grant, and hereby does grant, to Eidos and its Affiliates a royalty-free, fully paid-up, perpetual, irrevocable, non-exclusive license, with the right to sublicense through multiple tiers, to use the Trademarks owned by Alexion or its Affiliates solely identifying each Licensed Product for the purpose of Commercializing the Licensed Product in the Territory (for clarity, such Trademarks described in this Section 12.3(b)(iii) shall not include any Trademarks that include any corporate name or logo of Alexion, its Affiliates or Sublicensees or the name (including a common prefix or suffix) of any other product Exploited by Alexion, its Affiliates or Sublicensees).

(c)[***].

12.4Alternative Remedy in Lieu of Termination.  If Eidos has breached Section 2.7, Article 5, Article 11 or Section 13.2 and Alexion has the right to terminate this Agreement pursuant to Section 12.2(b) (i.e., such breach constitutes a material breach and is not cured within the applicable cure period) as a result of such breach, then Alexion may, in its sole discretion, in lieu of terminating this Agreement [***] with respect to such breach of Section 2.7, Article 5, Article 11 or Section 13.2, exercise an alternative remedy as follows:

(a)Alexion may retain the License and other rights granted under this Agreement, subject to all of its payment and other obligations; [***]

(b)any Alexion Confidential Information provided to Eidos pursuant to this Agreement will be promptly returned to Alexion or destroyed, and Alexion shall be released from its ongoing disclosure and information exchange obligations with respect to activities following the date of such election, provided that (i) Alexion shall disclose directly to the applicable Upstream Licensors any such information required to be disclosed pursuant to the Upstream Licenses and (ii) Eidos may retain, and Alexion shall continue to disclose, any such information necessary for Eidos to perform its obligations under this Agreement.

12.5Rights in Insolvency.  All rights and licenses now or hereafter granted by Eidos to Alexion under or pursuant to this Agreement are, for all purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in the Bankruptcy Code. Upon an Insolvency Event, Eidos agrees that Alexion, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Eidos will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all intellectual property licensed under this Agreement.  Each Party acknowledges and agrees that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein, the Eidos IP and all information related to the Eidos IP.

(a)If (x) a case under the Bankruptcy Code is commenced by or against Eidos, (y) this Agreement is rejected as provided in section 365 of the Bankruptcy Code and (z) Alexion elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code, Eidos (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will:

(i)provide Alexion with embodiments of all Eidos IP held by Eidos and such successors and assigns, or otherwise available to them, immediately upon Alexion’s written request, and Alexion will have the right to perform Eidos’ obligations hereunder and exercise all of the rights of a licensee of intellectual property under section 365(n) of the Bankruptcy Code, provided that neither such provision nor such performance by Alexion will release Eidos from liability resulting from rejection of the license or the failure to perform such obligations; and

(ii)not interfere with Alexion’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from any other Person, to the extent provided in Section 365(n) of the Bankruptcy Code.

(b)All rights, powers and remedies of Alexion provided herein are in addition to and not in substitution for any other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code with respect to Eidos. The Parties intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under Bankruptcy Code Section 365(n):

(i)the right of access to the Eidos IP, or any Third Party with whom Eidos contracts to perform an obligation of Eidos under this Agreement; and

(ii)the right to contract directly with any Third Party to complete the contracted work.

12.6Accrued Rights.  Expiration or termination of this Agreement for any reason shall be without prejudice to any right which shall have accrued to the benefit of either Party prior to such termination, including damages arising from any breach under this Agreement.

12.7Survival.  The provisions of Article 1 (Definitions) (to the extent necessary to give effect to the other surviving provisions), Section 2.6 (No Implied Licenses), Section 2.9 (Other Alexion Programs), Section 7.4(e) (Royalty Reports and Payments) through (g) (Interest) and Section 7.5 (Taxes) (each solely with respect to payment obligations accruing prior to the effective date of expiration or termination), Section 7.6 (Financial Audits), Article 8 (Confidentiality; Publication) (for the time period set forth therein), Section 9.6 (No Other Warranties), Article 10 (Indemnification), Section 11.1 (Ownership), Section 12.3 (Effect of Termination), Section 12.6 (Accrued Rights), this Section 12.7 (Survival) and Article 13 (Miscellaneous), together with any other provisions of this Agreement that by their terms are expressly stated to survive, shall survive the expiration or termination of this Agreement.

12.8Termination of Stanford or Upstream License Agreements.  Without limiting anything set forth in the [***], upon any termination of the Stanford Agreement or any other agreement pursuant to which Eidos Controls any of the Eidos IP, Eidos shall facilitate Alexion’s negotiations with Stanford or the applicable licensor for a direct license in the Field in the Territory.

Article 13
MISCELLANEOUS

13.1Force Majeure.  Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances (except for a strike, lockout or labor disturbance with respect to the non-performing Party’s respective employees or agents), fire, floods, earthquakes or other acts of God, or any generally applicable action or inaction by any governmental authority (but excluding any government action or inaction that is specific to such Party or its Affiliates, such as revocation or non-renewal of such Party’s or its Affiliate’s license to conduct business), or omissions or delays in acting by the other Party.  The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practicable (in any event, within [***]), and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations despite the ongoing circumstances.

13.2Assignment.

(a)This Agreement may not be assigned or otherwise transferred by a Party, nor may any right or obligation hereunder be assigned or transferred by a Party (except as expressly permitted under this Agreement), without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, either Party may, without the consent of the other Party, assign this Agreement (i) in whole or in part to any of its Affiliates or (ii) in whole, but not in part, to a purchaser of all or substantially all of its assets to which this Agreement relates (whether by merger, stock purchase, consolidation, asset purchase, or otherwise) or to any successor resulting from a Change of Control of such Party, provided that (A) the applicable assignee agrees in writing to assume all rights and obligations of the assignor Party under this Agreement, and (B) a copy of such writing is provided to the non-assigning Party within [***] of such assignment.  Any attempted assignment not in accordance with this Section 13.2 shall be null and void and of no legal effect.  The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

(b)[***]

13.3Severability.  If any one (1) or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties.  The Parties shall in such an instance use their commercially reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) that, insofar as practicable, implement the purposes of this Agreement.

13.4Notices.  All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile or electronic mail (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Eidos:

Eidos Therapeutics, Inc.
101 Montgomery Street, Suite 2550

San Francisco, CA 94104

Attention: Cameron Turtle

If to Alexion:

Alexion Pharma International Operations Unlimited Company

c/o Alexion Pharmaceuticals, Inc.

121 Seaport Boulevard

Boston, MA 02210

Attention: General Counsel

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.  Any such notice shall be deemed to have been given: (i) when delivered if personally delivered or sent by electronic mail or facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (ii) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (iii) on the fifth Business Day following the date of mailing if sent by mail.

13.5Governing Law.  This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the breach thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware, without reference to its conflicts of law principles.

13.6Dispute Resolution; Escalation.  Any dispute arising out of or in connection with this Agreement shall be settled, if possible, through good faith negotiations between the Parties.  If the Parties are unable to settle such dispute within [***] of first considering such dispute, such dispute shall be referred to the Alliance Managers for resolution.  The Alliance Managers of both Parties shall meet to attempt to resolve such dispute.  If the Alliance Managers are unable to settle such dispute within [***] of first considering such dispute, such dispute shall be referred to the Executive Officers for resolution.  The Executive Officers of both Parties shall meet to attempt to resolve such dispute.  Such resolution, if any, of a referred issue shall be final and binding on the Parties.  All negotiations pursuant to this Section 13.6 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.  If the Executive Officers cannot resolve such dispute within [***] after either Party requests such a meeting in writing, then either Party shall have the right to pursue any and all remedies available at law or equity.

13.7Entire Agreement; Amendments.  This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof.  Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to such subject matter are superseded by the terms of this Agreement.  The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties.  The Parties agree that, effective as of the Effective Date, that the Existing Confidentiality Agreement shall be superseded by this Agreement, and that disclosures made prior to the Effective Date pursuant to the Confidentiality Agreement shall be subject to the confidentiality and non-use provisions of this Agreement.  The foregoing shall not be interpreted as a waiver of any remedies available to either Party or its Affiliates as a result of any breach, prior to the Effective Date, by the other Party or its Affiliates of such Party’s or its Affiliate’s obligations pursuant to the Confidentiality Agreement.

13.8Headings.  The captions to the several Articles, Sections, subsections and Exhibits hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles, Sections and Exhibits of this Agreement.

13.9Independent Contractors.  It is expressly agreed that Eidos and Alexion shall be independent contractors and that the relationship between the two (2) Parties shall not constitute a partnership, joint venture or agency.  Neither Eidos nor Alexion shall have the authority to make any statements, representations or commitments of any kind, or to take any action that is binding on the other Party without the prior written consent of the other Party.

13.10Waiver.  Any waiver of any provision of this Agreement shall be effective only if in writing and signed by Eidos and Alexion.  No express or implied waiver by a Party of any default under this Agreement will be a waiver of a future or subsequent default.  The failure or delay of any Party in exercising any rights under this Agreement will not constitute a waiver of any such right, and any single or partial exercise of any particular right by any Party will not exhaust the same or constitute a waiver of any other right provided in this Agreement.

13.11Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

13.12Cumulative Remedies; Recovery of Damages.  Except as expressly set forth in this Agreement, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Laws.  If Alexion seeks direct damages from Eidos arising from any breach of this Agreement, then Alexion shall be entitled to seek damages including, without limitation, any and all amounts paid by Alexion to Eidos under this Agreement, including without limitation any payment described as nonrefundable or non-creditable; provided that, nothing in this Section 13.12 shall be construed to change any legal obligation under Applicable Law for Alexion to prove its damages for such breach.

13.13Business Day Requirements.  In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

13.14Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.15Construction.  Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person shall be construed to include the person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules, or Exhibits shall be construed to refer to Sections, Schedules or Exhibits of this Agreement unless otherwise specified, and references to this Agreement include all Schedules and Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or Section, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

13.16Counterparts.  This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.  Each Party shall be entitled to rely on the delivery of executed digital (e.g., PDF) copies of counterpart execution pages of this Agreement and such digital copies shall be legally effective to create a valid and binding agreement among the Parties.

{Signature Page Follows}

In Witness Whereof, the Parties intending to be bound have caused this License Agreement to be executed by their duly authorized representatives as of the Effective Date.

EIDOS THERAPEUTICS, INC.

By:	/s/ Christine Siu
Name:	Christine Siu
Title:	Chief Financial Officer

ALEXION PHARMA INTERNATIONAL OPERATIONS UNLIMITED COMPANY

By:	/s/ Shane Doyle
Name:	Shane Doyle
Title:	Director

[Signature Page to License Agreement]

List of Exhibits

Exhibit 1.41: Eidos Patents

Exhibit 1.71: Licensed Compound

Exhibit 2.4: Certain Provisions of the Stanford Agreement

Exhibit 5.1: Clinical Supply Agreement Key Terms

Exhibit 8.7: Joint Press Release

Exhibit 9.2(b): Disclosure

Exhibit 12.3(b)(i): Select Arbitration Provisions

ACTIVE/101326508.1

Exhibit 1.41

Eidos Patents

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A-1

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A-2

Exhibit 1.71

Licensed Compound

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B-1

Exhibit 2.4

Certain Provisions of the Stanford Agreement

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B-1

Exhibit 5.1

Clinical Supply Agreement Key Terms

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C-1

Exhibit 8.7

Joint Press Release

Alexion and BridgeBio Announce Japanese License Agreement for Eidos’ Transthyretin Amyloidosis (ATTR) Investigational Medicine

- Eidos grants Alexion exclusive license to develop and commercialize AG10 in Japan -

- Phase 3 study of AG10 in ATTR cardiomyopathy underway in U.S. & Europe; Phase 3 trial in ATTR polyneuropathy planned to initiate in second half of 2019 -

- Agreement expands Alexion’s amyloidosis portfolio -

- Eidos to receive upfront payment of $25 million and equity investment of $25 million, with potential for additional Japanese-based milestone- & royalty-dependent payments -

BOSTON & SAN FRANCISCO – SEPTEMBER 9, 2019 - Alexion Pharmaceuticals, Inc. (NASDAQ:ALXN) and BridgeBio Pharma, Inc.’s (NASDAQ:BBIO) subsidiary Eidos Therapeutics, Inc. (NASDAQ:EIDX) today announced an agreement that grants Alexion an exclusive license to develop and commercialize AG10 in Japan. AG10 is a small molecule designed to treat the root cause of transthyretin amyloidosis (ATTR) – destabilized and misfolded transthyretin (TTR) protein – by binding and stabilizing TTR in the blood. Eidos is currently evaluating AG10 in a Phase 3 study in the U.S. and Europe for ATTR cardiomyopathy (ATTR-CM) – a progressive, fatal disease caused by the accumulation of misfolded TTR amyloid in the heart – and plans to begin a Phase 3 study in ATTR polyneuropathy (ATTR-PN) – a progressive, fatal disease caused by the accumulation of misfolded TTR amyloid in the peripheral nervous system.

“There is a significant need for new treatments for TTR amyloidosis. We believe AG10 holds promise in its ability to stabilize TTR and halt disease progression,” said John Orloff, M.D., Executive Vice President and Head of Research & Development at Alexion. “We are excited by the potential to grow our amyloidosis portfolio by partnering with Eidos to expand the development of AG10 to Japan. Alexion has more than 10 years of experience operating there, and we look forward to applying our expertise to bring AG10 to Japanese patients.”

“The Phase 2 study in ATTR-CM suggested that AG10 has the potential to become an important treatment option for the underserved ATTR-CM population. The trial showed that AG10 was generally well-tolerated and resulted in near-complete stabilization of TTR, which is known to be correlated with disease severity in ATTR-CM. In the study, AG10 also normalized serum TTR levels, a prognostic indicator of survival in ATTR patients,” said Jonathan Fox, M.D., Ph.D., President and Chief Medical Officer of Eidos. “We have now begun our Phase 3 program to evaluate the safety and efficacy of AG10 in larger studies. This agreement provides the potential opportunity to help even more patients globally by leveraging Alexion’s significant development and commercial experience to expand the AG10 program into Japan.”

Under the terms of the agreement, Alexion will acquire an exclusive license for the clinical development and commercialization of AG10 in Japan. Eidos will receive an upfront payment of $25 million and an equity investment of $25 million at a premium to the market price upon deal execution, with the potential for additional Japanese-based milestone- and royalty-dependent payments.

About AG10

AG10 is an investigational, orally-administered small molecule designed to potently stabilize tetrameric transthyretin, or TTR, thereby halting at its outset the series of molecular events that give rise to TTR amyloidosis, or ATTR. In a Phase 2 clinical trial in patients with symptomatic ATTR-CM, AG10 was generally well tolerated, demonstrated greater than 90 percent average TTR stabilization at Day 28, and increased serum TTR concentrations, a prognostic indicator of survival in a retrospective study of ATTR-CM patients, in a dose-dependent manner.

AG10 was designed to mimic a naturally-occurring variant of the TTR gene (T119M) that is considered a rescue mutation because co-inheritance has been shown to prevent or ameliorate ATTR in individuals also inheriting a pathogenic, or disease-causing, mutation in the TTR gene. To our knowledge, AG10 is the only TTR stabilizer in development that has been observed to mimic the stabilizing structure of this rescue mutation.

The Phase 3 ATTRibute-CM study of AG10 in patients with ATTR-CM is underway in the United States and Europe. Part A of the study will assess the change from baseline in 6-minute walk distance (6MWD) at 12 months. Part B of the study will evaluate reduction in all-cause mortality and frequency of cardiovascular-related hospitalizations will be evaluated at 30 months. In addition, Eidos plans to initiate a Phase 3 study of AG10 in ATTR polyneuropathy (ATTR-PN) in the second half of 2019.

About Transthyretin Amyloidosis (ATTR)

There is significant medical need in transthyretin amyloidosis (ATTR) given the large patient population and an inadequate current standard of care. ATTR is caused by the destabilization of TTR due to inherited mutations or aging and is commonly divided into three distinct categories: wild-type ATTR cardiomyopathy (ATTRwt-CM), mutant ATTR cardiomyopathy (ATTRm-CM), and ATTR polyneuropathy (ATTR-PN). The worldwide prevalence of each disease is approximately 400,000 patients, 40,000 patients and 10,000 patients, respectively.

All three forms of ATTR are progressive and fatal. For patients with untreated ATTRwt-CM and ATTRm-CM, symptoms usually manifest later in life (age 50+), with median survival of three to five years from diagnosis. ATTR-PN either presents in a patient's early 30s or later (age 50+), and results in a median life expectancy of five to ten years from diagnosis for untreated patients. Progression of all forms of ATTR causes significant morbidity, impacts productivity and quality of life, and creates a significant economic burden due to the costs associated with progressively greater patient needs for supportive care.

About Alexion

Alexion is a global biopharmaceutical company focused on serving patients and families affected by rare diseases through the discovery, development and commercialization of life-changing therapies. As the global leader in complement biology and inhibition for more than 20 years, Alexion has developed and commercializes two approved complement inhibitors to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) as well as the first and only approved complement inhibitor to treat atypical hemolytic uremic syndrome (aHUS), anti-acetylcholine receptor (AchR) antibody-positive generalized myasthenia gravis (gMG) and neuromyelitis optica spectrum disorder (NMOSD). Alexion also has two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare metabolic disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D). In addition, the company is developing several mid-to-late-stage therapies, including a second complement inhibitor, a copper-binding agent for Wilson disease and an anti-neonatal Fc receptor (FcRn) antibody for rare Immunoglobulin G (IgG)-mediated diseases as well as several early-stage therapies, including one for light chain (AL) amyloidosis and a second anti-FcRn therapy. Alexion focuses its research efforts on novel molecules and targets in the complement cascade and its development efforts on the core therapeutic areas of hematology, nephrology, neurology, and metabolic disorders. Alexion has been named to the Forbes’ list of the World’s Most Innovative Companies seven years in a row and is headquartered in Boston, Massachusetts’ Innovation District. The company also has offices around the globe and serves patients in more than 50 countries. This press release and further information about Alexion can be found at: www.alexion.com.

[ALXN-G]

About BridgeBio and Eidos

BridgeBio is a team of experienced drug discoverers, developers and innovators working to create life-altering medicines that target well-characterized genetic diseases at their source. BridgeBio was founded in 2015 to identify and advance transformative medicines to treat patients who suffer from Mendelian diseases, which are diseases that arise from defects in a single gene, and cancers with clear genetic drivers. BridgeBio’s pipeline of over 15 development programs includes product candidates ranging from early discovery to late-stage development. For more information, please visit www.bridgebio.com.

Eidos is a BridgeBio Pharma subsidiary focused on addressing the large and growing unmet need in diseases caused by transthyretin (TTR) amyloidosis (ATTR). Eidos is developing AG10, a potentially disease-modifying therapy for the treatment of ATTR. For more information, please visit www.eidostx.com.

Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Examples of forward-looking statements include, among others, statements we make regarding: (i) the therapeutic benefits and commercial potential of AG10 in Japan and elsewhere; (ii) development plans and clinical trial plans related to AG10; (iii) the potential of AG10 for the treatment of ATTR cardiomyopathy, ATTR polyneuropathy and other conditions; (iv) that the rights of Alexion under the license agreement will result in growth of Alexion’s amyloidosis portfolio by partnering with Eidos to expand the development of AG10 to Japan; and (v) the likelihood that AG10 will be approved for commercial sale in Japan. The process by which products such as AG10 could potentially be developed and approved for commercial sale is long and subject to highly significant risks. Applicable risks and uncertainties include: results in early stage clinical trials may not be indicative of full results or results from later stage or larger clinical trials (or in broader patient populations) and do not ensure regulatory approval; the possibility that results of clinical trials are not predictive of safety and efficacy and potency of products (or the failure to adequately operate or manage our clinical trials) which could cause the halt of trials, delays or prevention from making regulatory approval filings or result in denial of regulatory approval of product candidates; unexpected delays in clinical trials; unexpected concerns that may arise from additional data or analysis obtained during clinical trials; delays or failure of product candidates to obtain regulatory approval due to clinical trial results, issues with clinical trial products, unexpected expense or otherwise; as well as those additional risks relating to product development and approval and other risks identified under the heading "Risk Factors" included in Alexion’s, BridgeBio’s and Eidos’ most recent Form 10-Q filings and in their respective other future filings with the SEC. The forward-looking statements contained in this press release reflect Alexion’s, BridgeBio’s and Eidos’ current views with respect to future events. Alexion, BridgeBio and Eidos do not undertake and each specifically disclaims any obligation to update any forward-looking statements, except as required by law.

Alexion Contacts:

Media

Megan Goulart, 857-338-8634

Senior Director, Corporate Communications

Investors

Susan Altschuller, Ph.D., 857-338-8788

Vice President, Investor Relations

Eidos Contacts:

Media

Carolyn Hawley, Canale Communications

619-849-5382, carolyn@canalecomm.com

Investors

John Grimaldi, Burns McClellan

212-213-0006, jgrimaldi@burnsmc.com

BridgeBio Contact:

Media

Alberto Gestri

AGestri@theoutcastagency.com

Exhibit 9.2(b)

Disclosure

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Exhibit 12.3(b)(i)

Select Arbitration Provisions

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